Exhibit 10.1

Execution Copy

$1,300,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

$500,000,000 Senior Secured Revolving Loan Facility

$500,000,000 Senior Secured Tranche A Term Loan Facility and

$300,000,000 Senior Secured Tranche B Term Loan Facility

W&T OFFSHORE, INC.,

as Borrower

and

TORONTO DOMINION (TEXAS) LLC,

as Agent

and

LEHMAN COMMERCIAL PAPER INC.,

as Syndication Agent

and

HARRIS NESBITT FINANCING, INC.

FORTIS CAPITAL CORP. and

BANK OF SCOTLAND,

as Co-Documentation Agents

and

NATEXIS BANQUES POPULAIRES,

as Co-Agent

and

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME

PARTIES HERETO,

as Lenders

TD SECURITIES (USA) LLC and

LEHMAN BROTHERS INC.,

as Co-Lead Arrangers and Co-Bookrunners

May 26, 2006

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

SCHEDULES
Schedule 1.	Form of Disclosure Schedule
Schedule 2.	Security Schedule
Schedule 3.	Lenders Schedule
Schedule 4.1(q)	Hedging Volumes

EXHIBITS
Exhibit A-1.	Form of Tranche A Term Loan Note
Exhibit A-2.	Form of Tranche B Term Loan Note
Exhibit A-3.	Form of Revolving Loan Note
Exhibit B.	Borrowing Notice
Exhibit C.	Continuation/Conversion Notice
Exhibit D.	Certificate Accompanying Financial Statements
Exhibit E.	Assignment and Acceptance
Exhibit F.	Form of Subsidiary Guaranty
Exhibit G.	Form of Issuance Request

-v-

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of May 26, 2006, by and among W&T Offshore, Inc. (herein called “Borrower”), a Texas corporation and successor-by-reincorporation to W&T Offshore, Inc., a Nevada corporation, the various financial institutions and other persons from time to time parties hereto, as lenders (collectively, the “Lenders”), each Issuer referred to below, as issuers of Letters of Credit (in such capacity together with any successors thereto, each an “Issuer”), Toronto Dominion (Texas) LLC (“TD (Texas)”), successor-by-conversion to Toronto Dominion (Texas), Inc., individually and as agent (herein called “Agent”) for the Lenders, Lehman Commercial Paper Inc., as syndication agent (the “Syndication Agent”), Harris Nesbitt Financing, Inc., Fortis Capital Corp. and Bank of Scotland, as Co-Documentation Agents (the “Co-Documentation Agents”), Natexis Banques Populaires, as Co-Agent (the “Co-Agent”), and TD Securities (USA) LLC and Lehman Brothers Inc., as Co-Lead Arrangers and Co-Bookrunners (the “Arrangers”).

W I T N E S S E T H:

WHEREAS, W&T Offshore, Inc., a Nevada corporation and predecessor to W&T Offshore, Inc., a Texas corporation, the Lenders (or their predecessors-in-interest), the Issuers (or their predecessors-in-interest) and the Agent have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of February 24, 2000, as amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement dated as of December 5, 2000, among the Borrower, the Lenders, the Issuers and the Agent, as further amended pursuant to that certain Second Amendment to Amended and Restated Credit Agreement (Revolving Credit Agreement) dated effective as of May 31, 2002, among the Borrower, the Lenders, the Issuers and the Agent, as further amended pursuant to that certain Third Amendment to Amended and Restated Credit Agreement (Revolving Credit Agreement) dated effective as of December 2, 2002, among the Borrower, the Lenders, the Issuers and the Agent, as further amended pursuant to that certain Fourth Amendment to Amended and Restated Credit Agreement (Revolving Credit Agreement) dated effective as of May 22, 2003, among the Borrower, the Lenders, the Issuers and the Agent, as further amended pursuant to that certain Fifth Amendment to Amended and Restated Credit Agreement (Revolving Credit Agreement) dated effective as of December 12, 2003, among the Borrower, the Lenders, the Issuers and the Agent, as amended and restated by that certain Second Amended and Restated Credit Agreement dated as of March 15, 2005, among the Borrower, the Lenders, the Issuers and the Agent (as so amended, the “Existing Credit Agreement”), pursuant to which the Lenders and Issuers have agreed to make Loans to the Borrower or issue or participate in Letters of Credit on behalf of the Borrower;

WHEREAS, pursuant to the Existing Credit Agreement, the Borrower and its Subsidiaries have entered into mortgages, guarantees and other security documents (collectively, the “Existing Security Documents”) under which (a) the Borrower and its Subsidiaries have granted Liens to the Agent for the benefit of the Lender Parties on substantially all of their properties and assets to secure the payment and performance of the Obligations (as defined in the Existing Credit Agreement) and (b) the Subsidiaries of the Borrower have guaranteed the Obligations (as defined in the Existing Credit Agreement);

WHEREAS, the indebtedness of the Borrower to the Lenders is evidenced by certain promissory notes of the Borrower (collectively, the “Existing Notes”) and is secured by the Existing Security Documents (the Existing Credit Agreement, the Existing Notes, the Existing Security Documents and the various related agreements, documents and instruments are referred to collectively as the “Existing Credit Documents”);

WHEREAS, the Borrower has formed, and owns all of the Capital Stock of, W&T Energy V, LLC, a Delaware limited liability company and Wholly-Owned Subsidiary of the Borrower (“Acquisition Subsidiary”);

WHEREAS, the Borrower through Acquisition Subsidiary intends to acquire (the “Acquisition”) from Kerr-McGee Oil & Gas Corporation (“Kerr-McGee”), all of the Capital Stock of Offshore Shelf LLC (formerly known as Kerr-McGee Oil & Gas (Shelf) LLC), a Delaware limited liability company and a Wholly-Owned Subsidiary of Kerr-McGee (the “Merger Subsidiary”; which Merger Subsidiary owns substantially all of Kerr-McGee’s Gulf of Mexico Shelf oil and gas properties), pursuant to that certain Agreement and Plan of Merger dated as of January 23, 2006 (as so originally executed and delivered, the “Merger Agreement”), by and among the Borrower, Acquisition Subsidiary, Kerr-McGee and the Merger Subsidiary, for an aggregate consideration of approximately $1,339,400,000, subject to adjustment as provided for therein (all such oil and gas properties, herein the “Acquisition Properties”);

WHEREAS, in order to consummate the Acquisition, the Acquisition Subsidiary will merge (the “Merger”) with and into the Merger Subsidiary, with the Merger Subsidiary being the survivor of the Merger and becoming a Wholly-Owned Subsidiary of the Borrower;

WHEREAS, in order to consummate the Acquisition and pay for the transaction costs related thereto, to acquire other oil and gas properties in the future, and to provide for working capital and general corporate purposes, the Borrower has requested that the Lenders and Issuers provide:

(a) Tranche A Term Loan Commitments pursuant to which Tranche A Term Loans will be made in a single borrowing on the Closing Date;

(b) Tranche B Term Loan Commitments pursuant to which Tranche B Term Loans will be made in a single borrowing on the Closing Date;

(c) Revolving Loan Commitments (to include availability for Revolving Loans and Letters of Credit and repayment of Reimbursement Obligations) pursuant to which Revolving Loans will be made from time to time prior to the Revolving Loan Commitment Termination Date; and

(d) Letter of Credit Commitments pursuant to which Letters of Credit will be issued from time to time prior to the Revolving Loan Commitment Termination Date;

WHEREAS, the Borrower, Agent, Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate the Existing Credit Agreement in order to extend Commitments and make Loans to the Borrower (which Loans shall be used, among other things, in order to extend, renew and continue the

Existing Notes and the corresponding loans under the Existing Credit Agreement, to enable the Borrower to consummate the Acquisition and Merger and pay for the transaction costs related thereto, to acquire other oil and gas properties in the future, and to provide for working capital and general corporate purposes), and to issue and participate in such Letters of Credit hereunder for the account of the Borrower; and

WHEREAS, the parties hereto have agreed that it is in their respective best interests to enter into this Agreement to extend, renew and continue, but not to extinguish, terminate or novate, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish, terminate or cause to be novated the Indebtedness under, the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I - Definitions and References

Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

“ABR Loan” means a Loan that bears interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“ABR Payment Date” means (a) the last Business Day of March, June, September and December of each year, beginning with the first such Business Day following the Closing Date, and (b) any day on which past due interest or principal is owed under the Notes and is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Notes shall be deferred from one ABR Payment Date to another day, such other day shall also be an ABR Payment Date.

“Acquisition” is defined in the fifth recital.

“Acquisition Properties” is defined in the fifth recital.

“Acquisition Subsidiary” is defined in the fourth recital.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means TD (Texas), as Agent hereunder, and its successors in such capacity.

“Agreement” means this Credit Agreement.

“Aggregate Commitments” means the sum of (a) the Initial Tranche A Term Loan Commitments minus the principal amount of all Tranche A Term Loans repaid or prepaid since the Closing Date, (b) the Initial Tranche B Term Loan Commitments minus the principal amount of all Tranche B Term Loans repaid or prepaid since the Closing Date and (c) the Revolving Loan Commitments of all Lenders.

“Aggregate Percentage Share” means, at any time and with respect to any Lender, the percentage obtained by dividing (a) the sum of (i) the aggregate principal amount of the outstanding Tranche A Term Loans of such Lender plus (ii) the aggregate principal amount of the outstanding Tranche B Term Loans of such Lender plus (iii) the Revolving Loan Commitment of such Lender, by (b) the sum of (i) the aggregate principal amount of all outstanding Tranche A Term Loans of all Lenders plus (ii) the aggregate principal amount of the outstanding Tranche B Term Loans of all Lenders plus (iii) the aggregate Revolving Loan Commitments of all Lenders. If the Revolving Loan Commitments have terminated or expired, the Aggregate Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“Alternate Base Rate” means, for any day, the per annum rate equal to the Base Rate Margin plus the higher of (i) the Prime Rate or (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum. If the Prime Rate or the Federal Funds Rate changes after the date hereof, the Alternate Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective time of each such change. The Alternate Base Rate shall in no event, however, exceed the Highest Lawful Rate. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined using the Prime Rate until the circumstances giving rise to such inability no longer exist.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of ABR Loans and such Lender’s Eurodollar Lending Office in the case of Eurodollar Loans.

“Approved Counterparty” means any Lender or any affiliate of any Lender.

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Arrangers” means TD Securities (USA) LLC and Lehman Brothers Inc., collectively, as Co-Lead Arrangers; and “Arranger” means either of them.

“Arm’s Length Transaction” means, with respect to any transaction between a Restricted Person and one of its Affiliates, that the terms thereof are no less favorable to such Restricted Person than those which could have been obtained at the time of such transaction in an arm’s-length dealing with Persons other than such Affiliate.

“Assignment and Acceptance” means each Assignment and Acceptance, substantially in the form of Exhibit E attached hereto or in another form acceptable to the Agent.

“Authorized Officer” means, as to any Person, its President, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its General Counsel, its Executive Vice President, its Treasurer, or any other officer specified as such to the Agent in writing by any of the aforementioned officers of such Person or by resolution from the board of directors or similar governing body of such Person.

“Available Distribution Amount” means, with respect to any Fiscal Year, $30,000,000.

“Base Rate Margin” means, for any day and with respect to ABR Loans payable hereunder:

(a) with respect to Tranche A Term Loans, the applicable rate per annum equal to (i) for the period from the Closing Date to and including the date that is 6 months following the Closing Date, 1.75%, and (ii) thereafter, 1.50%;

(b) with respect to Tranche B Term Loans, the applicable rate per annum equal to 1.25%; and

(c) with respect to Revolving Loans, the applicable rate per annum equal to (i) for the period from the Closing Date to and including the date that is 6 months following the Closing Date, 1.75%, and (ii) thereafter, 1.50%; provided that following such preceding 6 month period and at such time that all Tranche A Term Loans have been repaid in full in cash and the Borrowing Base Trigger Date has occurred, then the Base Rate Margin with respect to Revolving Loans shall be:

(A) zero when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,

(B) one-fourth of one percent (0.25%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

(C) one-half of one percent (0.50%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

(D) five-eighths of one percent (0.625%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.

“Borrower” means W&T Offshore, Inc., a Texas corporation and successor-by-reincorporation to W&T Offshore, Inc., a Nevada corporation, and its permitted assigns and successors.

“Borrowing” means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

“Borrowing Base” means, at the particular time in question, (a) if prior to the Borrowing Base Trigger Date, the Initial Availability Amount or (b) on or after the Borrowing Base Trigger Date, the amount of the Borrowing Base as designated by Agent and determined by the Required Lenders in accordance with the provisions of Section 2.9, as such amount may be reduced pursuant to the terms of this Agreement (including Sections 2.9 and 7.5).

“Borrowing Base Deficiency” has the meaning given it in Section 2.7(b).

“Borrowing Base Trigger Date” means the Business Day following the Closing Date on which the Borrowing Base is first determined and becomes effective pursuant to Section 2.9.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by an Authorized Officer of Borrower which meets the requirements of Section 2.2.

“Business Day” means a day, other than a Saturday or Sunday or United States federal holiday, on which commercial banks are open for business with the public in New York, New York and Houston, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market in London, England.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association, limited liability company or other business entity, shares, interests, participations, rights or other equivalents (however designated) thereof, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means investments in:

(a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency; and

(e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.

“Change in Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower, Merger Subsidiary, or the Borrower and its Subsidiaries taken as a whole, to any “person” or group of related “persons” (a “Group”) (as such terms are used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower or Merger Subsidiary, (c) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any “Person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 25% of the outstanding Voting Stock of the Borrower having the right to elect directors under ordinary circumstances, (d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors, or (e) the failure of the Borrower to own less than 100% of the Capital Stock of Merger Subsidiary (except as permitted by Section 7.5).

“Closing Date” means the Business Day on which the General Effectiveness occurs.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

“Commitment” means, as the context may require, any Revolving Loan Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Letter of Credit Commitment.

“Commitment Fee Rate” means, on each day, 50 basis points per annum; provided that at such time that all Tranche A Term Loans have been repaid in full in cash and the Borrowing Base Trigger Date has occurred, then the Commitment Fee Rate shall be:

(a) 30 basis points per annum when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day, and

(b) 37.5 basis points per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day; and

(c) 50 basis points per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.

“Commitment Period” means the period from and including the Closing Date until and including the Revolving Loan Commitment Termination Date (or, if earlier, the day on which the Notes first become due and payable in full).

“Commitment Termination Date” means, as the context may require, the Revolving Loan Commitment Termination Date, the Tranche A Term Loan Commitment Termination Date or the Tranche B Term Loan Commitment Termination Date.

“Commitment Termination Event” means

(a) the occurrence of any Default described in clauses (i) through (iii) of Section 8.1(j) with respect to the Borrower or Merger Subsidiary; or

(b) the occurrence and continuance of any other Event of Default and either

(i) the declaration of the Loans to be due and payable pursuant to Section 8.1 or 8.2, or

(ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Communications” is defined in Section 10.18(a).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated Interest Expense” means as to any Person or Persons for any period, the Consolidated interest expense of such Person and its Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued including, without limitation, amortization of original issue discount and capitalized debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to the present value of the net rental payments under sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Contracts described in Section 4.1(q)(ii) or Section 7.3(b).

“Consolidated Net Income” means, as to any Person or Persons for any period, the net income of such Person or Persons (determined without duplication on a Consolidated basis and in accordance with GAAP).

“Consolidated Tangible Net Worth” means the remainder of all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Borrower’s Consolidated Liabilities.

“Continuation/Conversion Notice” means a written or telephonic request, or a written confirmation, made by an Authorized Officer of Borrower which meets the requirements of Section 2.3.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Borrower who (a) was a member of such Board of Directors on the date hereof or (b) was nominated for election or elected to such Board of Directors with the approval of (i) two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (ii) two-thirds of those Directors who were previously approved by Continuing Directors.

“Covered Property” is defined in Section 6.2(f).

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, (a) with respect to Eurodollar Loans, the per annum rate equal to two percent (2.0%) per annum plus the Eurodollar Rate then in effect and (b) with respect to ABR Loans and all other Obligations, the per annum rate equal to two percent (2.0%) per annum plus the Alternate Base Rate then in effect. The Default Rate shall never exceed the Highest Lawful Rate.

“Determination Date” has the meaning given it in Section 2.9.

“Disbursement” means, with respect to an Issuer, the amount disbursed by such Issuer on a Disbursement Date.

“Disbursement Date” is defined in Section 2.11(e).

“Disclosure Report” means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower’s chief financial officer under Section 6.2(b).

“Disclosure Schedule” means a schedule in the form of Schedule 1 hereto which is delivered on or near the Closing Date in form and substance acceptable to the Agent.

“Distribution” means (a) any dividend or other distribution made by a Restricted Person on or in respect of the Capital Stock of such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any Capital Stock in such Restricted Person (including any such option or warrant).

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss, plus any net loss realized in connection with an asset sale (together with any related provisions for taxes by a Restricted Person), to the extent such losses were included in computing such Consolidated Net Income, plus (b) an amount equal to the provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including state franchise taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were deducted in computing such Consolidated Net Income, plus (e) accretion expense for abandonment retirement obligations, plus (f) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period or to the extent it represents a restructuring change) of such Person and its Subsidiaries for such period to the extent that such other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, the Subsidiaries of the relevant Person shall be added to Consolidated Net Income of such Person only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that such Subsidiary or its stockholders.

“Eligible Transferee” means a Person which either (a) is an Issuer, a Lender or an Affiliate of Lender or an Approved Fund, or (b) is consented to as an Eligible Transferee by (i)

Agent, (ii) each Issuer that has issued a Letter of Credit hereunder that remains outstanding, and (iii) so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee without the consent of Borrower if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

“Engineering Report” means the Initial Engineering Report and each subsequent engineering report delivered pursuant to Section 6.2(d).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, actions, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, fines, demand letters, orders, directives, claims (including claims for contribution or claims involving liability in tort, strict, absolute or otherwise), Liens, notices of noncompliance or violation, or claims for legal fees or costs of investigations or proceedings, relating to any Environmental Law or arising from the actual or alleged presence or Release of any Hazardous Material, including without limitation, enforcement, mitigation, cleanup, removal, response, remedial or other actions or damages or contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law or alleged injury or threat of injury to property, health, safety, natural resources or the environment.

“Environmental Laws” means all Laws relating to pollution or the regulation or protection of human health, safety, natural resources or the environment, including ambient air, surface water, ground water, land, natural resources or wetlands, including without limitation, those relating to any release of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, generation, recycling or handling of or exposure to Hazardous Materials. Without limitation, Environmental Laws include, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; The Occupational Safety and Health Act of 1970; the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act and The Oil Pollution Act, each as amended and their state and local counterparts or equivalents.

“Equity Investment” means relative to any Person, any ownership or similar interest held by such Person in any other Person consisting of any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, limited partnership interests, membership interest in a limited liability company, or beneficial interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

“Eurodollar Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Eurodollar Rate.

“Eurodollar Margin” means, for any day and with respect to Eurodollar Loans payable hereunder:

(a) with respect to Tranche A Term Loans, the applicable rate per annum equal to (i) for the period from the Closing Date to and including the date that is 6 months following the Closing Date, 2.75%, and (ii) thereafter, 2.50%;

(b) with respect to Tranche B Term Loans, the applicable rate per annum equal to 2.25%; and

(c) with respect to Revolving Loans, the applicable rate per annum equal to (i) for the period from the Closing Date to and including the date that is 6 months following the Closing Date, 2.75%, and (ii) thereafter, 2.50%; provided that following such preceding 6 month period and at such time that all Tranche A Term Loans have been repaid in full in cash and the Borrowing Base Trigger Date has occurred, then the Eurodollar Rate Margin with respect to Revolving Loans shall be:

(A) one and one-quarter percent (1.25%) when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,

(B) one and one-half percent (1.50%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

(C) one and three-quarters percent (1.75%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

(D) one and seven-eighths percent (1.875%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.

“Eurodollar Rate” means with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

Eurodollar Rate =	LIBOR Rate	+ Eurodollar Margin
100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

“Eurodollar Rate Payment Date” means, with respect to any Eurodollar Loan: (a) the day on which the related Interest Period ends, and (b) any day on which past due interest or past due principal is owed under the Notes with respect to such Eurodollar Loan and is unpaid. If the terms of any Loan Documents provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

“Evaluation Date” means the following dates:

(a) On or after September 1, 2007, each date which Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that Required Lenders shall not be entitled to request any such redetermination more than once during any Fiscal Year;

(b) March 1 and September 1 of each Fiscal Year, beginning September 1, 2007.

(c) The date of each sale of interests in oil and gas properties that would permit the Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of Section 7.5.

“Event of Default” has the meaning given it in Section 8.1.

“Excepted Liens” means: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any other Restricted Person or materially impair the value of such property subject thereto; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and no such deposit account is intended by Borrower or any other Restricted Person to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property of the Borrower or any other Restricted Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by the Borrower or any other Restricted Person or materially impair the value of such property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (h) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by a Restricted Person with respect to its oil and gas properties to the extent such burdens do not reduce such Restricted Person’s net interests in production in its oil and gas properties below the interests reflected in each Engineering Report or the interests warranted under this Agreement or the Security Documents and do not operate to deprive any Restricted Person of any material rights in respect of its assets or properties (except for rights customarily granted with respect to such interests).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” is defined in the first recital.

“Existing Credit Documents” is defined in the third recital.

“Existing Lender” is defined in Section 10.19.

“Existing Notes” is defined in the third recital.

“Existing Security Documents” is defined in the second recital.

“Facility Amount” means $1,300,000,000.

“Facility Usage” means, at the time in question, the aggregate outstanding principal amount of all Loans of all Lenders plus all Letter of Credit Outstandings of all Issuers.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in good faith.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Four Quarter Period” means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

“General Effectiveness” is defined in Section 10.12.

“Gulf of Mexico OGP” means Gulf of Mexico Oil and Gas Properties LLC, a Delaware limited liability company.

“Hazardous Materials” means (a) any petroleum or petroleum product (including crude oil or fraction thereof), explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead and radon gas; (b) any chemical, material, gas substance waste which is defined as or included in the definition of “hazardous substance”, “hazardous waste”, “hazardous material”, “extremely hazardous substance”, “hazardous chemical”, “toxic substance”, “toxic chemical”, “contaminant” or “pollutant” or words of similar import under any Environmental Law; and (c) any other chemical, material, gas substance or waste, exposure to which, or the presence, use, generation, treatment, Release, transport or storage of which is prohibited, limited or regulated under any Environmental Law.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other hedging contract, derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

“Increased Costs” is defined in Section 3.9.

“Indebtedness” of any Person means Liabilities in any of the following categories:

(a) Liabilities for borrowed money,

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

(c) Liabilities evidenced by a bond, debenture, note or similar instrument,

(d) Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

(e) Liabilities arising under Hedging Contracts,

(f) Capitalized Lease Obligations and Liabilities arising under operating leases and Liabilities arising with respect to sale and lease-back transactions,

(g) Liabilities arising under conditional sales or other title retention agreements,

(h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

(i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

(j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

(k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

(l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the “Indebtedness” of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until (x) such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor or, (y) if such Person is contesting any such Liability in good faith by appropriate proceedings (promptly initiated and diligently conducted) and has set aside on its books adequate reserves therefor, such Liability is outstanding more than 180 days past the original invoice or billing date therefor.

“Initial Availability Amount” means the amount provided for in Section 2.8.

“Initial Engineering Reports” means, (a) the engineering report concerning oil and gas properties of Borrower and its Subsidiaries (excluding the Merger Subsidiary) dated as of December 31, 2005, prepared by Netherland Sewell and Associates, Inc. and (b) the engineering report concerning oil and gas properties comprising the Acquisition Properties dated as of October 1, 2005, prepared by Netherland Sewell and Associates, Inc.

“Initial Financial Statements” means the audited annual financial statements of Borrower dated as of December 31, 2005.

“Initial Tranche A Term Loan Commitment” means $500,000,000; provided that (a) if the Closing Date occurs on or after May 31, 2006, such amount shall be reduced by $37,500,000; (b) if the Closing Date occurs on or after June 30, 2006, such amount shall be further reduced by an additional $37,500,000; and (c) if the Closing Date occurs on or after July 31, 2006, such amount shall be further reduced by an additional $37,500,000.

“Initial Tranche B Term Loan Commitment” means $300,000,000.

“Insurance Schedule” means a schedule of the insurance of the Borrower and its Subsidiaries to be delivered on or near the Closing Date in form and substance satisfactory to the Agent, as such schedule may be amended or otherwise modified from time to time with the consent of the Agent.

“Interest Period” means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2 or 3 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

“Investment” means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Investment Percentage” means, as to any Person and any Restricted Person, the percentage of total Capital Stock of such Person owned by such Restricted Person.

“Issuance Request” means a request and certificate duly executed by the chief executive, accounting or financial authorized officer of the Borrower, substantially in the form of Exhibit H attached hereto (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower).

“Issuer” means any of The Toronto Dominion Bank, JPMorgan Chase Bank, N.A., Fortis Capital Corp. or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Agent (which shall, at the Borrower’s request, notify the Borrower from time to time of the identity of such other Lender); provided that no Issuer without its consent shall be required to have outstanding at any time Letters of Credit issued by such Issuer having a Stated Amount of more than $30,000,000 in the aggregate.

“Kerr-McGee” is defined in the fifth recital.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision or regulatory agency thereof of any foreign country or any department, province or other political subdivision thereof, including without limitation Environmental Laws.

“Lehman” means Lehman Commercial Paper Inc. and its successors and assigns.

“Lender Parties” means the Agent, the Other Agents, the Issuers, the Lenders and Affiliates of Lenders who have entered into Hedging Contracts with the Borrower and their successors, transferees and assigns; and “Lender Party” means any of them.

“Lenders” means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including TD (Texas) in its capacity as a lender hereunder rather than as Agent, and the successors of each such party as holder of a Note.

“Lending Office” means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

“Letter of Credit” is defined in Section 2.11(a).

“Letter of Credit Commitment” means, relative to any Lender, such Lender’s obligation to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.11.

“Letter of Credit Commitment Amount” means $90,000,000.

“Letter of Credit Fee” is defined in Section 2.5(c).

“Letter of Credit Outstandings” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Leverage Ratio” means for any Person, as of the last day of any Fiscal Quarter, the ratio of

(a) Total Debt of such Person and its Consolidated Subsidiaries outstanding on the last day of such Fiscal Quarter to

(b) EBITDA for such Person and its Consolidated Subsidiaries computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters;

provided that, for purposes of calculating the Leverage Ratio for each of the first three Fiscal Quarters occurring after the Closing Date, the Leverage Ratio shall be calculated as follows: (a) with respect to the first Fiscal Quarter following the Closing Date, the amount in clause (b) shall be determined by taking the EBITDA for such Fiscal Quarter and multiplying by four; (ii) with respect to the second Fiscal Quarter following the Closing Date, the amount in clause (b) shall be determined by taking the EBITDA for such Fiscal Quarter and the immediately preceding Fiscal Quarter and multiplying by two; and (iii) with respect to the third Fiscal Quarter following the

Closing Date, the amount in clause (b) shall be determined by taking the EBITDA for such Fiscal Quarter and the two immediately preceding Fiscal Quarters and multiplying by one and one-third.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“LIBOR Rate” means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). The LIBOR Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan and Agent shall promptly provide written notice thereof to Borrower.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Limited Effectiveness” is defined in Section 10.12.

“Loan” means, as the context may require, a Tranche A Term Loan, a Tranche B Term Loan or a Revolving Loan of any Type.

“Loan Documents” means this Agreement, the Notes, all Letters of Credit, the Security Documents, any Hedging Contract between Borrower or its Subsidiaries and any then current Lender or an Affiliate of any then current Lender, and all other agreements, amendments, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects, but inclusive of any fee letters between any Restricted Person and any Arranger or Agent).

“Material Adverse Change” means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or the Initial Engineering Report, or as represented or warranted in any Loan Document, to (a) Borrower’s financial condition or the Consolidated financial condition of Borrower and all of its Subsidiaries, (b) the business, operations, properties or prospects of Borrower or of Borrower and all of its Subsidiaries, considered as a whole, (c) Borrower’s ability to timely pay the Obligations or to comply with any other obligations under the Loan Documents, or (d) the enforceability of the material terms of any Loan Document.

“Maturity Date” means (a) with respect to Tranche A Term Loans, the Tranche A Term Loan Maturity Date, (b) with respect to Tranche B Term Loans, the Tranche B Term Loan Maturity Date, and (c) with respect to Revolving Loans, the Revolving Loan Maturity Date.

“Merger” is defined in the sixth recital.

“Merger Agreement” is defined in the fifth recital.

“Merger Subsidiary” is defined in the fifth recital.

“Minimum Asset Coverage Ratio” means for any Person, as of the last day of any Fiscal Quarter, the ratio of:

(a) Present Value on the last day of such Fiscal Quarter of such Person and its Consolidated Subsidiaries to

(b) Total Debt of such Person and its Consolidated Subsidiaries on the last day of such Fiscal Quarter.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Mortgaged Properties” means all property of any Restricted Person as to which a mortgage lien, deed of trust lien or similar lien has been granted by such Restricted Person in favor of the Agent and/or a trustee pursuant to a deed of trust, mortgage or other similar instrument in form and substance satisfactory to the Agent in order to secure the Obligations.

“Net Cash Proceeds” means, with respect to any sale or other disposition (including a Casualty Event), the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition (including a Casualty Event) received by the Borrower or any of its Subsidiaries, net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary expenses, fees and commissions actually incurred by the Borrower or any of its Subsidiaries and net of taxes paid as of the date of receipt of such Net Cash Proceeds as a result of such sale or disposition by the Borrower or any of its Subsidiaries.

“Non-Consenting Lender” is defined in Section 10.1(a).

“Non-Guarantor Subsidiary” means any Subsidiary of Borrower designated as such on the Disclosure Schedule as of the effective date of this Agreement or which Borrower has designated in writing to Agent to be a Non-Guarantor Subsidiary pursuant to Section 6.19.

“Non-Recourse Debt” means any Indebtedness, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Non-Guarantor Subsidiary to be performed, satisfied, and paid only out of, the property of such Non-Guarantor Subsidiary and/or one or more of its Subsidiaries (but only to the extent that such Subsidiaries are Non-Guarantor Subsidiaries) and/or any other Person (other than Borrower and/or any other Restricted Person) and (ii) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any other Restricted Person or to any of the property of Borrower or any other Restricted Person, whether for principal, interest, fees, expenses or otherwise; and (b) the terms and conditions relating to the non-recourse nature of such Indebtedness are in form and substance reasonably acceptable to the Agent.

“Note” means, as the context may require, a Revolving Loan Note, a Tranche A Term Loan Note or a Tranche B Term Loan Note.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents.

“Obligation” means any part of the Obligations.

“Offshore I” means Offshore Energy I LLC, a Delaware limited liability company.

“Offshore II” means Offshore Energy II LLC, a Delaware limited liability company.

“Offshore III” means Offshore Energy III LLC, a Delaware limited liability company.

“Other Agents” means Lehman Commercial Paper Inc., as Syndication Agent, Harris Nesbitt Financing, Inc., Fortis Capital Corp. and Bank of Scotland, as Co-Documentation Agents, Natexis Banques Populaires, as Co-Agent, and TD Securities (USA) LLC and Lehman Brothers Inc., as Co-Lead Arrangers and Co-Bookrunners, and their successors and assigns in such capacities.

“Patriot Act” is defined in Section 10.17.

“Percentage Share” means, as the context may require, any Aggregate Percentage Share, Revolving Loan Percentage Share, Tranche A Term Loan Percentage Share or Tranche B Term Loan Percentage Share, as the case may be.

“Permitted Lien” has the meaning given to such term in Section 7.2.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

“Platform” is defined in Section 10.18(b).

“Prescribed Forms” is defined in Section 3.6.

“Present Value” means the present value of future cash flows from all unrisked total proved oil and gas reserves, proved developed producing oil and gas reserves, proved developed non-producing oil and gas reserves and proved undeveloped oil and gas reserves of the Restricted Persons, as calculated in the then most recent Engineering Report delivered pursuant to Section 6.2 from time to time, utilizing a 10% discount rate and the Agent’s price deck for strip oil and gas prices as of such date of determination (as adjusted for basis differentials and for the Borrower’s Hedging Contracts then in effect). Each calculation of such expected future cash flows shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event that appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves. If, during any period between the delivery of Engineering Reports (or, in the case of the first Engineering Report, during the period between the Closing Date and delivery of such first Engineering Report), the aggregate fair market value, in the reasonable opinion of the Borrower, of oil and gas properties disposed of in an asset sale or purchased shall exceed $50,000,000, then the Present Value for such period shall be reduced or increased, as the case may be, by an amount equal to the value assigned such oil and gas properties in the most recent calculation of Present Value for such period (or if no value was assigned, by an amount agreed to by the Borrower and the Agent).

“Prime Rate” means the rate of interest adopted by Agent as the reference rate for the determination of interest rates for loans of varying maturities in dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank, New York Branch as its “base rate” or “prime rate”.

“Projected Oil Production” means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing oil reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Agent.

“Projected Gas Production” means the projected production of gas (measured by BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Agent.

“Proposed Change” is defined in Section 10.1(a).

“Public Lender” is defined in Section 10.18(b).

“Rating Agency” means either S&P or Moody’s.

“Register” is defined in Section 2.14.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Reimbursement Obligations” is defined in Section 2.11(f).

“Release” means the threatened or actual release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, leakage, seepage, dumping, pumping, pouring, escaping, emptying or placement.

“Required Lenders” means Lenders whose Aggregate Percentage Shares exceed fifty percent (50%); provided that, with respect to any determination or redetermination of the Borrowing Base, or in connection with any matter relating to the Borrowing Base (including matters in respect of any Borrowing Base Deficiency and in respect of the relevant provisions of Section 7.5 relating to the Borrowing Base), or as used in Section 2.9 or Section 2.11, (a) “Required Lenders” shall mean Revolving Loan Lenders whose Revolving Loan Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%) and (b) with respect to any increase in the Borrowing Base or with respect to any determination or redetermination of the Borrowing Base that would result in a new Borrowing Base that is greater than the Borrowing Base then in effect prior to such determination or redetermination, “Required Lenders” shall mean Revolving Loan Lenders whose aggregate Revolving Loan Percentage Shares equal one hundred percent (100%).

“Reserve Percentage” means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to “Eurocurrency liabilities”, as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

“Restricted Person” means any of Borrower and each direct and indirect Subsidiary of Borrower including, without limitation, the Merger Subsidiary and the Acquisition Subsidiary.

“Revolving Availability” means, at the time of determination, the difference between (a) the Borrowing Base then in effect and (b) the sum of the aggregate principal amount of all outstanding Tranche A Term Loans and Tranche B Term Loans.

“Revolving Loan” is defined in Section 2.1(c).

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1(c), as such Revolving Loan Commitment may be reduced, adjusted or terminated from time to time in accordance with the terms of this Agreement. The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 3 or in the Schedule following any Assignment and Acceptance to which such Lender is a party. The initial aggregate amount of the Revolving Loan Commitments of the Lenders is $500,000,000.

“Revolving Loan Commitment Termination Date” means the earliest to occur of (a) the Revolving Loan Maturity Date, and (b) the date on which any Commitment Termination Event occurs.

“Revolving Loan Lender” is defined in Section 2.1(c).

“Revolving Loan Maturity Date” means the date that is the third anniversary of the Closing Date; provided that if the Closing Date does not occur by September 30, 2006, the Revolving Loan Maturity Date shall be September 30, 2006.

“Revolving Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Revolving Loan Percentage Share” means, at any time and with respect to any Revolving Loan Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all

Revolving Loan Lenders. If the Revolving Loan Commitments have terminated or expired, the Revolving Loan Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“S&P” means Standard & Poor’s Ratings Group (a division of McGraw-Hill, Inc.) and any successor thereto that is a nationally-recognized rating agency.

“SEC” means the Securities and Exchange Commission.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2 hereto, as such Schedule 2 may be amended or otherwise modified with the consent of the Agent.

“Specified Sections” is defined in Section 10.12.

“Stated Amount” of each Letter of Credit means the face amount of such Letter of Credit or the “Stated Amount” of such Letter of Credit (as defined therein), in each case, as such amount is in effect on the issuance date thereof.

“Stated Expiry Date” is defined in Section 2.11(a).

“Subject Sale” is defined in Section 7.5.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“TD (Texas)” means Toronto Dominion (Texas) LLC, successor-by-conversion to Toronto Dominion (Texas), Inc., and its successors and assigns.

“Total Debt” means the aggregate Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis.

“Tranche A Term Loan” is defined in Section 2.1(a).

“Tranche A Term Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Tranche A Term Loans pursuant to Section 2.1(a). The initial amount of each Lender’s Tranche A Term Loan Commitment is set forth on Schedule 3 or in the Schedule following any Assignment and Acceptance to which such Lender is a party. The initial aggregate amount of the Tranche A Term Loan Commitments of the Lenders is equal to the Initial Tranche A Term Loan Commitment.

“Tranche A Term Loan Commitment Termination Date” means the earlier of (a) the Closing Date (immediately after the making of Tranche A Term Loans on such date) or (b) September 30, 2006.

“Tranche A Term Loan Lender” is defined in Section 2.1(a).

“Tranche A Term Loan Maturity Date” means the date that is eighteen months from the Closing Date; provided that if the Closing Date occurs on or after June 30, 2006, the Tranche A Term Loan Maturity Date shall mean the date that is fifteen months from the Closing Date.

“Tranche A Term Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Tranche A Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Tranche A Term Loan Percentage Share” means, with respect to any Tranche A Term Loan Lender, the “Tranche A Term Loan Percentage Share” of such Tranche A Term Loan Lender set forth in Schedule 3 or in an Assignment and Acceptance to which such Tranche A Term Loan Lender is a party.

“Tranche B Term Loan” is defined in Section 2.1(b).

“Tranche B Term Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Tranche B Term Loans pursuant to Section 2.1(b). The initial amount of each Lender’s Tranche B Term Loan Commitment is set forth on Schedule 3 or in the Schedule following any Assignment and Acceptance to which such Lender is a party. The initial aggregate amount of the Tranche B Term Loan Commitments of the Lenders is equal to the Initial Tranche B Term Loan Commitment.

“Tranche B Term Loan Commitment Termination Date” means the earlier of (a) the Closing Date (immediately after the making of Tranche B Term Loans on such date) or (b) September 30, 2006.

“Tranche B Term Loan Lender” is defined in Section 2.1(b).

“Tranche B Term Loan Maturity Date” means the date that is the fourth anniversary of the Closing Date.

“Tranche B Term Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Tranche B Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Tranche B Term Loan Percentage Share” means, with respect to any Tranche B Term Loan Lender, the “Tranche B Term Loan Percentage Share” of such Tranche B Term Loan Lender set forth in Schedule 3 or in an Assignment and Acceptance to which such Tranche A Term Loan Lender is a party.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

“Type” means, with respect to any Loans, the characterization of such Loans as either ABR Loans or Eurodollar Loans.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote in the election of members of the Board of Directors or other governing body of such Person.

“Wholly-owned Subsidiary” means any Subsidiary of Borrower, one hundred percent (100%) of the Voting Stock of which is directly or indirectly (through one or more intermediaries) owned by Borrower.

Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided in the relevant defined term or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document in accordance with the Loan Documents, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All references to any Person shall be construed to include such Person’s successors and assigns, provided such successors and assigns are permitted by the Loan Documents.

Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under any of Sections 2.11, 3.2, 3.3, 3.4, 3.5 or 3.6 or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

ARTICLE II - The Loans

Section 2.1. Commitments to Make Loans; Restrictions on Commitments or Issuance or Participation in Letters of Credit.

(a) Tranche A Term Loans. Subject to the terms and conditions hereof, in a single Borrowing occurring on the Closing Date (which shall be a Business Day), each Lender that has a Tranche A Term Loan Commitment (herein referred to as a “Tranche A Term Loan Lender”) severally agrees to make a term loan to Borrower in an amount equal to such Lender’s Tranche A Term Loan Percentage Share of the aggregate Tranche A Term Loan Commitments (herein called such Tranche A Term Loan Lender’s “Tranche A Term Loans”). No amounts paid or prepaid with respect to Tranche A Term Loans may be reborrowed.

(b) Tranche B Term Loans. Subject to the terms and conditions hereof, in a single Borrowing occurring on the Closing Date (which shall be a Business Day), each Lender that has a Tranche B Term Loan Commitment (herein referred to as a “Tranche B

Term Loan Lender”) severally agrees to make a term loan to Borrower in an amount equal to such Lender’s Tranche B Term Loan Percentage Share of the aggregate Tranche B Term Loan Commitments (herein called such Tranche B Term Loan Lender’s “Tranche B Term Loans”). No amounts paid or prepaid with respect to Tranche B Term Loans may be reborrowed.

(c) Revolving Loans. Subject to the terms and conditions hereof, each Lender that has a Revolving Loan Commitment (herein referred to as a “Revolving Loan Lender”) severally agrees to make revolving loans to Borrower (herein called such Revolving Loan Lender’s “Revolving Loans”) upon Borrower’s request from time to time during the Commitment Period, provided that subject to Sections 3.3, 3.4 and 3.6, all Revolving Loan Lenders are requested to make Revolving Loans of the same Type (or participate in Letters of Credit) in accordance with their respective Revolving Loan Percentage Shares and as part of the same Borrowing. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Revolving Loans hereunder.

(d) Restrictions on Credit Extensions. No Lender shall be permitted or required to

(i) make any Loan if, after giving effect thereto (A) the Facility Usage would exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested Loans are to be made, (2) the Aggregate Commitments or (3) the Facility Amount; and (B) the sum of the aggregate outstanding principal amount of all Loans of such Lender together with such Lender’s Revolving Loan Percentage Share of the aggregate Letter of Credit Outstandings would exceed such Lender’s Aggregate Percentage Share of the lowest of (1) the Borrowing Base then outstanding, (2) the Aggregate Commitments or (3) the Facility Amount; or

(ii) make any Tranche A Term Loan if, after giving effect thereto (A) the Tranche A Term Loan by such Tranche A Term Loan Lender would exceed its Tranche A Term Loan Percentage Share of the aggregate amount of Tranche A Term Loans then requested from all Tranche A Term Loan Lenders; and (B) the aggregate outstanding principal amount of all Tranche A Term Loans of such Tranche A Term Loan Lender would exceed its Tranche A Term Loan Percentage Share of the aggregate Tranche A Term Loan Commitments of all Tranche A Term Loan Lenders; or

(iii) make any Tranche B Term Loan if, after giving effect thereto (A) the Tranche B Term Loan by such Tranche B Term Loan Lender would exceed its Tranche B Term Loan Percentage Share of the aggregate amount of Tranche B Term Loans then requested from all Tranche B Term Loan Lenders; and (B) the aggregate outstanding principal amount of all Tranche B Term Loans of such Tranche B Term Loan Lender would exceed its Percentage Share of the aggregate Tranche B Term Loan Commitments of all Tranche B Term Loan Lenders; or

(iv) make any Revolving Loan if, after giving effect thereto (A) the Revolving Loan by such Lender would exceed such Lender’s Revolving Loan Percentage Share of the aggregate amount of Revolving Loans then requested from all Lenders; and (B) the sum of the aggregate outstanding principal amount of all Revolving Loans of such Lender together with such Lender’s Revolving Loan Percentage Share of the aggregate Letter of Credit Outstandings would exceed such Lender’s Revolving Loan Percentage Share of the lesser of (1) the Revolving Availability or (2) the aggregate Revolving Loan Commitments of all Revolving Loan Lenders; or

(v) issue (in the case of an Issuer) or participate in (in the case of a Lender) any Letter of Credit if, after giving effect thereto (A) the Facility Usage would exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested Letter of Credit is to be issued, (2) the Aggregate Commitments or (3) the Facility Amount; (B) such Lender’s Revolving Loan Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender’s Aggregate Percentage Share of the lowest of (1) the Borrowing Base then outstanding, (2) the Aggregate Commitments or (3) the Facility Amount; (C) such Lender’s Revolving Loan Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender’s Revolving Loan Percentage Share of the lesser of (1) the Revolving Availability or (2) the aggregate Revolving Loan Commitments of all Lenders; or (D) all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount.

(e) Minimum Borrowing Amounts. The aggregate amount of all Loans in any Borrowing of ABR Loans must be greater than or equal to $1,000,000 (any higher, in multiples of $1,000,000) or must equal the remaining availability under the Borrowing Base. The aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or equal to $1,000,000 (any higher, in multiples of $1,000,000) or must equal the remaining availability under the Borrowing Base. Borrower may have no more than ten (10) Borrowings of Eurodollar Loans outstanding at any time.

Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a) specify (i) the aggregate amount of any such Borrowing of new ABR Loans and the Business Day on which such ABR Loans are to be advanced, (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the Business Day on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, and (iii) with respect to the Borrowing Notice delivered on or before the Closing Date, which Loans are to be advanced as Tranche A Term Loans, Tranche B Term Loans or Revolving Loans; and

(b) be received by Agent not later than 12:00 noon, New York City time, on (i) the Business Day on which any such ABR Loans are to be made, or (ii) the third Business Day preceding the Business Day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent’s office in New York, New York, the amount of such Lender’s new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender’s new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert ABR Loans to Eurodollar Loans, to convert Eurodollar Loans to ABR Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:

(a) specify the existing Loans which are to be continued or converted;

(b) specify (i) the aggregate amount of any Borrowing of ABR Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

(c) be received by Agent not later than 12:00 noon, New York City time, on (i) the day on which any such continuation or conversion to ABR Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the “Continuation/Conversion Notice” attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into ABR Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

Section 2.4. Use of Proceeds. Borrower shall use all Loans to consummate the Acquisition, refinance indebtedness under the Existing Credit Agreement, finance capital expenditures, and provide working capital for its operations and for other general business purposes, including the acquisition of oil and gas properties and related assets. In no event shall the funds from any Loan be used directly or indirectly by any Person (a) for personal, family, household or agricultural purposes or (b) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” or any “margin securities” (as such terms are defined respectively in Regulation T, U and X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities or (c) for the acquisition of any Person unless such acquisition has been approved by the board of directors, management committee or partners, as the case may be of such Person. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

Section 2.5. Fees.

(a) Commitment Fees. In consideration of each Revolving Loan Lender’s commitment to make Revolving Loans, Borrower will pay to Agent for the account of each Revolving Loan Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Revolving Loan Lender’s Revolving Loan Percentage Share of the unused portion of the Borrowing Base that is available for Revolving Loans on each day during the Commitment Period. This commitment fee will be due and payable in arrears on each ABR Payment Date and at the end of the Commitment Period.

(b) Other Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to (i) Agent and TD Securities (USA) LLC as described in a letter agreement dated as of February 8, 2006 between Agent, TD Securities (USA) LLC and Borrower and (ii) Lehman Brothers Inc. and Lehman Commercial Paper Inc. as described in a letter agreement dated as of February 8, 2006 between Lehman Brothers Inc., Lehman Commercial Paper Inc. and Borrower.

(c) Letter of Credit Stated Amount Fee. The Borrower agrees to pay to the Agent, for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to Eurodollar Margin on the Stated Amount (as such Stated Amount may be adjusted, from time to time, as a result of drawings thereunder) of such Letter of Credit, based on a year comprised of three-hundred and sixty (360) days (such participation fee, “Letter of Credit Fee”). A prorated portion of such fee shall be payable by the Borrower in arrears on each ABR Payment Date, and at the end of the Commitment Period for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

(d) Letter of Credit Issuance Fee. The Borrower agrees to pay to each Issuer for its own account an issuance fee for each Letter of Credit issued by such Issuer equal to 0.125% of the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower on the date of issuance of such Letter of Credit. The Borrower also agrees to pay such Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which fees shall be payable to such Issuer within ten (10) days after demand.

(e) Upfront Fee. In the event that, as a result of a redetermination of the Borrowing Base, the Revolving Availability is increased to an amount that is higher than $300,000,000 (the “Base Amount”; and such higher amount herein the “Designated Amount”), the Borrower agrees to pay to the Agent, for the account of each Revolving Loan Lender, an upfront fee in an amount equal to 30 basis points on such Revolving Loan Lender’s Revolving Loan Percentage Share of the difference between the Designated Amount and the Base Amount; provided, however, that solely for purposes of calculating the upfront fee pursuant to this clause (e), upon payment of such upfront fee and for purposes of future upfront fees pursuant to this clause (e), the Base Amount shall be increased to be equal to the last Designated Amount for which an upfront fee has been paid hereunder.

(f) Ticking Fee. If the Closing Date does not occur by June 1, 2006, Borrower will pay to Agent for the account of each Lender a fee determined on a daily basis for the period from June 1, 2006 until paid as provided in the last sentence of this Section 2.5(f) by multiplying (i) the sum of (A) the amount of such Lender’s Tranche A Term Loan Commitment (calculated for each relevant day) plus (B) the amount of such Lender’s Tranche B Term Loan Commitment (calculated for each relevant day) plus (C) such Lender’s Revolving Loan Percentage Share of the difference between (x) the Initial Availability Amount and (y) the sum of the aggregate Tranche A Term Loan Commitments and the aggregate Tranche B Term Loan Commitments of all Lenders (in each case calculated for each relevant day) by (ii) a per annum rate of 0.25%. Such fee will be payable on earliest to occur of the Closing Date or the termination of the Merger Agreement in accordance with the terms thereof or September 30, 2006.

Section 2.6. Optional Prepayments. Borrower may, upon one Business Day’s notice in the case of ABR Loans, or three Business Days’ notice in the case of Eurodollar Loans, to Agent for the account of each Lender, from time to time and without premium or penalty prepay the Tranche A Term Loans, Tranche B Term Loans, or Revolving Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on such prepaid Loans equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower pays all breakage costs associated with the prepayment of any Eurodollar Loan as provided in Section 3.5, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $1,000,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders’ legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal of a Eurodollar Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.7. Mandatory Prepayments.

(a) If at any time the Facility Usage exceeds the Aggregate Commitments (whether due to a reduction or termination in any Commitments in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount at least equal to such excess in accordance with clause (g) below.

(b) If at any time the Facility Usage is less than the Aggregate Commitments but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrower shall, within five Business Days after Agent gives notice of such fact to Borrower, either:

(i) prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in accordance with clause (g) below in an aggregate amount at least equal to such Borrowing Base Deficiency; or

(ii) give notice to Agent electing to prepay the principal of the Loans (and/or provide cash collateral) in accordance with clause (g) below in up to three monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-third of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated; or

(iii) give notice to Agent that Borrower desires to provide Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Required Lenders, to the extent needed to allow Required Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Agent specifies such collateral to Borrower. If, prior to any such specification by Agent, Required Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b);

provided, however, that if a Borrowing Base Deficiency is existing as a result of any Subject Sale or other sale, and the corresponding reduction of the Borrowing Base (including the Initial Availability Amount), pursuant to Section 7.5, the Borrower shall instead immediately prepay the Loans (and/or provide cash collateral for Letters of Credit) in accordance with Section 7.5 from the proceeds of such Subject Sale or sale, as appropriate, to the extent of the Borrowing Base Deficiency that resulted from such sale and reduction.

(c) On the Tranche A Term Loan Maturity Date and on July 31, 2006, and on each ABR Payment Date occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such ABR Payment Date, as applicable:

Payment Date	Amount of Required Principal Repayment
July 31, 2006	$112,500,000
September 30, 2006	$112,500,000
December 31, 2006	$112,500,000
March 31, 2007	$112,500,000
June 30, 2007	$25,000,000
Tranche A Term Loan Maturity Date	Remainder of principal

; provided that (i) if the Closing Date occurs on or after May 31, 2006, the amount of principal repayment set forth for the July 31, 2006 Quarterly Payment Date above shall be reduced by $37,500,000; (ii) if the Closing Date occurs on or after June 30, 2006, the amount of principal repayment set forth for the July 31, 2006 Quarterly Payment Date above shall be reduced by an additional $37,500,000; and (iii) if the Closing Date occurs on or after July 31, 2006, (A) the amount of principal repayment set forth for the July 31, 2006 Quarterly Payment Date above shall be reduced to zero, (B) the principal repayment required to be made on September 30, 2006 will instead be made on the day that is three months following the Closing Date, (C) the principal repayment required to be made on December 31, 2006 will instead be made on the day that is six months following the Closing Date, (D) the principal repayment required to be made on March 31, 2007 will instead be made on the day that is nine months following the Closing Date, and (E) the principal repayment required to be made on June 30, 2007 will instead be made on the day that is twelve months following the Closing Date.

(d) Commencing with the first ABR Payment Date to occur on or after the one year anniversary of the Closing Date and on each ABR Payment Date thereafter, the Borrower shall make on each such ABR Payment Date, a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to $750,000 (and the Borrower shall make a final payment of all remaining principal on the Tranche B Term Loans on the Tranche B Term Loan Maturity Date).

(e) Upon the occurrence of a Borrowing Base Deficiency resulting from a Casualty Event pursuant to Section 2.9 (subject to the Borrower’s and the applicable Subsidiaries’ rights contained in the second paragraph of Section 2.9), the Borrower will forthwith utilize the Net Cash Proceeds of such Casualty Event to prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount sufficient to cure such Deficiency in accordance with clause (g) below.

(f) The Borrower will prepay the Loans (and/or provide cash collateral) to the extent otherwise required by the other provisions of this Agreement.

(g) In the event that the Borrower is required to prepay the Loans (and/or provide cash collateral) pursuant to clause (a), (b) or (e) above, the Borrower shall prepay the Loans (and/or provide cash collateral) in the following order of priority: (i) first, to the prepayment of Tranche A Term Loans that are ABR Loans and then to the prepayment of Tranche A Term Loans that are Eurodollar Loans, (ii) second, to the prepayment of Tranche B Term Loans that are ABR Loans and then to the prepayment of Tranche B Term Loans that are Eurodollar Loans, (iii) third, to the prepayment of Revolving Loans that are ABR Loans and then to the prepayment of Revolving Loans that are Eurodollar Loans, and (iv) fourth, to provide cash collateral to the applicable Issuer in the applicable amount in respect of any outstanding Letters of Credit in accordance with the general provisions of Section 2.11(g);

(h) Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

(i) Each voluntary prepayment of Tranche A Term Loans or Tranche B Term Loans made pursuant to clause (a) shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of Tranche A Term Loans or Tranche B Term Loans set forth in clause (c) or (d), as the case may be.

Section 2.8. Initial Availability Amount. The parties hereto agree that the “Initial Availability Amount” for purposes of the definition of “Borrowing Base” shall be an amount equal to $1,100,000,000 (provided that (a) if the Closing Date occurs on or after May 31, 2006, such amount shall be reduced by $37,500,000; (b) if the Closing Date occurs on or after June 30, 2006, such amount shall be further reduced by an additional $37,500,000; and (c) if the Closing Date occurs on or after July 31, 2006, such amount shall be further reduced by an additional $37,500,000) minus the principal amount of any Tranche A Term Loans and Tranche B Term Loans that have been repaid or prepaid since the Closing Date minus any reduction in the Initial Availability Amount pursuant to Section 7.5. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Initial Availability Amount constitutes an amount agreed upon by the parties hereto for purposes of establishing the Revolving Availability for the period prior to the Borrowing Base Trigger Date and is not intended to be an accurate indication of the fair market value of the oil and gas properties being evaluated for purposes of determining the Borrowing Base.

Section 2.9. Determinations of Borrowing Base.

By each Evaluation Date (or in the case of an Evaluation Date pursuant to clause (a) of the definition of “Evaluation Date”, within thirty days after such Evaluation Date), Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons’ businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2 which is then due, if any; provided that in the case of any “Evaluation Date” pursuant to clause (a) of the definition thereof, Borrower shall deliver to Agent an Engineering Report of the type described in Section 6.2(e) within thirty days after such Evaluation Date. Within thirty days after receiving such information, reports and data, Required Lenders shall agree upon an amount for the Borrowing Base, and Agent shall by notice to

Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined in accordance with the provisions of this Agreement. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Revolving Loan Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties included in the Collateral at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Required Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Commitments or otherwise, and that Revolving Loan Lenders’ commitments to extend credit hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2. Should the last day for Required Lenders to redetermine the Borrowing Base in connection with a particular Evaluation Date be a day other than a Business Day, the period for such redetermination shall be extended to the next succeeding Business Day.

In the event that a Casualty Event has occurred with respect to any properties or assets of any Restricted Person, to the extent that the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect to such Casualty Event (together with all other Net Cash Proceeds received during such calendar year) exceeds 5% of the Borrowing Base then in effect and have not been applied or budgeted to be applied by the Borrower or any such Subsidiary to repair, restore or replace the property or asset affected by such Casualty Event within 180 days after the occurrence thereof, which actions the Borrower or such Subsidiary shall hereby be permitted to take, the Agent, at the request of the Required Lenders, shall have the right to reduce the Borrowing Base, in its reasonable discretion based on its review of such Casualty Event, by the value of the property or asset so affected by such Casualty Event as set forth in the most recent Reserve Report; provided that, if an Event of Default has occurred and is continuing, (i) such repair, restoration or replacement may occur only with the written consent of the Agent, (ii) the Agent may, at the request of the Required Lenders, reduce the Borrowing Base in the manner set forth above without regard to the 180 day period referenced above and (iii) such Net Cash Proceeds shall be applied in accordance with Section 2.7 to the extent required thereby. The Agent shall provide notice to the Borrower and the Lenders of the reduction in the Borrowing Base, which reduction shall be effective as of the date of such notice.

Section 2.10. Maturity Date. Borrower shall repay in full in cash the unpaid principal amount of all Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans on the Tranche A Term Loan Maturity Date, Tranche B Term Loan Maturity Date, and the Revolving Loan Maturity Date, respectively, or in each case such earlier date as may be required in accordance with the terms hereof.

Section 2.11. Letters of Credit. From time to time on any Business Day prior to the end of the Commitment Period, each Issuer will issue, and each Revolving Loan Lender will participate in, to the extent of each Revolving Loan Lender’s Revolving Loan Percentage Share, the Letters of Credit, in accordance with the following terms:

(a) Issuance Requests. By delivering to the Agent and the applicable Issuer an Issuance Request on or before 11:00 a.m., Central time, the Borrower may request, from time to time during the Commitment Period and on not less than three (3) nor more than ten (10) Business Days’ notice, that such Issuer issue an irrevocable standby letter of credit in such form as may be mutually agreed to by the Borrower and such Issuer (each a “Letter of Credit”), in support of financial obligations of the Borrower incurred in the Borrower’s ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Revolving Loan Lenders thereof. Each Letter of Credit shall by its terms: (i) be issued in a Stated Amount which (A) together with all Letter of Credit Outstandings and all outstanding Revolving Loans does not exceed (or would not exceed) the lesser of (1) the then current Borrowing Base minus the aggregate principal amount of all outstanding Tranche A Term Loans and Tranche B Term Loans or (2) the aggregate Revolving Loan Commitments of all Revolving Loan Lenders or (B) together with all Letter of Credit Outstandings would not exceed the Letter of Credit Commitment Amount; (ii) be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier (A) of one year from its date of issuance and (B) the end of the Commitment Period. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Agent of an Issuance Request at least three (3) but not more than ten (10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to, at such Issuer’s option, extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) one year from its date of extension or (y) the end of the Commitment Period.

No Issuer is under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any government agency or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing such Letter of Credit, or any requirement of applicable Law or any request or directive (whether or not having the force of law) from any government agency with jurisdiction over such Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer in good faith deems material to it; (ii) one or more of the applicable conditions contained in Article IV is not then satisfied; (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of such Issuer; (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars. The Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to all Letters of Credit.

(b) Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article IV), the applicable Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Revolving Loan Lenders and the Borrower with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

(c) Existing Letter of Credit. The parties acknowledge and agree that the letter of credit issued by The Toronto Dominion Bank under the Existing Credit Agreement in the face amount of $5,000,000 naming Greenwich Insurance Company as beneficiary thereunder shall be deemed to be a Letter of Credit issued hereunder by The Toronto Dominion Bank, as an Issuer hereunder, having the same face amount, maturity date and general terms.

(d) Other Revolving Loan Lenders’ Participation. Each Letter of Credit issued pursuant to Section 2.11(b) shall, effective upon its issuance and without further action, be issued on behalf of all Revolving Loan Lenders (including the Issuer thereof) pro rata according to their respective Revolving Loan Percentage Shares. Each Revolving Loan Lender shall, to the extent of its Percentage Share, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.11(e), or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage Share, be entitled to receive from the Agent a ratable portion of the Letter of Credit Fee received by the Agent pursuant to Section 2.5(c), with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 2.11(e) and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Revolving Loan Lender of the unreimbursed amount of such drawing and of such Revolving Loan Lender’s respective participation therein. Each Revolving Loan Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 11:00 a.m., Central time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Revolving Loan Lender fails to make available to such Issuer the amount of such Revolving Loan Lender’s participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest at the daily average Federal Funds Rate for three (3) Business Days (together with such other compensatory amounts as may be required to be paid by such Revolving Loan Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the interest rate applicable to ABR Loans plus two percent (2%). Nothing in this Section shall be deemed to prejudice the right of any Revolving Loan Lender to recover from any Issuer any amounts made available by such Revolving Loan Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Revolving Loan Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Revolving Loan Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such other Revolving Loan Lender’s Percentage Share of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

(e) Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Central time, on the Disbursement Date (or 11:00 a.m., Central time, on the Business Day following the Disbursement Date if the Borrower shall have received such notice after 10:00 a.m. on the Disbursement Date), the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under or in respect of such Letter of Credit. In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Revolving Loan Lenders shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Loans which are ABR Loans as provided in Section 2.1 (the Borrower being deemed to have given a timely Borrowing Notice therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving Loan Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full in accordance with the preceding sentences, the Borrower’s Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the interest rate applicable to ABR Loans, plus a margin of two percent (2%) per annum, payable on demand.

(f) Reimbursement. The Borrower’s obligation (a “Reimbursement Obligation”) under Section 2.11(e) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Revolving Loan Lender’s obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Revolving Loan Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer’s good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Revolving Loan Lender to commence any proceeding against the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

(g) Deemed Disbursements. Upon either (i) the occurrence and during the continuation of an Event of Default pursuant to Section 8.1(j) or the occurrence of the end of the Commitment Period or (ii) the declaration by the Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the commitments (if not theretofore terminated) to be terminated as provided in Section 8.1, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by such Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower’s obligations in connection with the Letters of Credit issued by such Issuer. All amounts on deposit pursuant to this Section 2.11(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower’s written request, be invested in high grade short term liquid investments as such Issuer may choose in its sole discretion reasonably exercised, which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower’s Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. No Lender Party shall be liable for any loss resulting from any investment made by such Issuer at the Borrower’s request. Such Issuer is not obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request by the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (A) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over (B) the aggregate amount of all Reimbursement Obligations to such Issuer pursuant to this Section, as so adjusted. At such time when all Events of Default shall have been cured or waived, if the end of the Commitment Period shall not have occurred for any reason, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to this Section. Borrower hereby assigns and grants to such Issuer a continuing security interest in all such collateral security paid by it to such Issuer, all investments purchased with such collateral security, and all proceeds thereof to secure its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that collateral security and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that such Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

(h) Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof; (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit; (vii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer (if other than a Lender or its Affiliates) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or any unrelated transaction; (viii) any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

(i) Increased Costs; Indemnity. If by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (ii) compliance by any Issuer or any Revolving Loan Lender with any direction, or requirement of any governmental or monetary authority, including, without limitation, Regulation D: (1) any Issuer or any Revolving Loan Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.11, whether directly or by such being imposed on or suffered by such Issuer or such Revolving Loan Lender; (2) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Revolving Loan Lender; or (3) there shall be imposed on any Issuer or any Revolving Loan Lender any other condition regarding this Section 2.11, any Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Revolving Loan Lender of issuing or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Revolving Loan Lender, then and in any such case such Issuer or such Revolving Loan Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Agent and the Borrower thereof, and the Borrower shall pay within ten (10) days of demand such amounts as such Issuer or Revolving Loan Lender may in good faith specify to be necessary to compensate such Issuer or Revolving Loan Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate per annum. The determination by such Issuer or Revolving Loan Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall be rebuttable presumptive evidence of such amounts.

In addition to amounts payable as elsewhere provided in this Section 2.11, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Agent and each other Lender Party harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Issuer, the Agent or such Lender Party is a party to the action for which indemnification is sought), including reasonable attorneys’ fees and disbursements, which such Issuer, the Agent or such Lender Party may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, other than, as to each such indemnified party, as a result of the gross negligence or willful misconduct of such indemnified party, as the case may be, as determined by a court of competent jurisdiction, or the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

Section 2.12. Interest. So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans and all other past due Obligations shall bear interest on each day outstanding at the Default Rate in effect on such day until repaid, and such interest shall be due and payable daily as it accrues.

Section 2.13. Register; Notes. The Register shall be maintained on the following terms.

(a) The Borrower hereby designates the Agent to serve as the Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Agent will record each Lender’s Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Agent shall retain a copy of each Assignment and Acceptance delivered to the Agent pursuant to Section 10.6. Failure to make any recordation, or any error in such recordation, shall not affect any Restricted Person’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Agent of a Assignment and Acceptance that has been executed by the requisite parties pursuant to Section 10.6. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Agent as provided in this Section.

(b) The Borrower agrees that, upon the request of any Tranche A Term Loan Lender, the Borrower will execute and deliver to such Lender a Tranche A Term Loan Note evidencing the Tranche A Term Loans made by, and payable to the order of, such Tranche A Term Loan Lender in a maximum principal amount equal to such Tranche A Term Loan Lender’s Tranche A Term Loan Percentage Share of the original aggregate Tranche A Term Loan Commitments. The Borrower hereby irrevocably authorizes each Tranche A Term Loan Lender to make (or cause to be made) appropriate notations on the grid attached to such Tranche A Term Loan Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Tranche A Term Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Agent in the Register, be conclusive and binding on each Restricted Person absent manifest error; provided that, the failure of any Tranche A Term Loan Lender to make any such notations shall not limit or otherwise affect any Obligations of any Restricted Person.

(c) The Borrower agrees that, upon the request of any Tranche B Term Loan Lender, the Borrower will execute and deliver to such Lender a Tranche B Term Loan Note evidencing the Tranche B Term Loans made by, and payable to the order of, such Tranche B Term Loan Lender in a maximum principal amount equal to such Tranche B Term Loan Lender’s Tranche B Term Loan Percentage Share of the original aggregate Tranche B Term Loan Commitments. The Borrower hereby irrevocably authorizes each Tranche B Term Loan Lender to make (or cause to be made) appropriate notations on the grid attached to such Tranche B Term Loan Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Tranche B Term Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Agent in the Register, be conclusive and binding on each Restricted Person absent manifest error; provided that, the failure of any Tranche B Term Loan Lender to make any such notations shall not limit or otherwise affect any Obligations of any Restricted Person.

(d) The Borrower agrees that, upon the request of any Revolving Loan Lender, the Borrower will execute and deliver to such Lender a Revolving Loan Note evidencing the Revolving Loans made by, and payable to the order of, such Revolving Loan Lender in a maximum principal amount equal to such Revolving Loan Lender’s Revolving Loan Percentage Share of the original aggregate Revolving Loan Commitments. The Borrower hereby irrevocably authorizes each Revolving Loan Lender to make (or cause to be made) appropriate notations on the grid attached to such Revolving Loan Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Revolving Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Agent in the Register, be conclusive and binding on each Restricted Person absent manifest error; provided that, the failure of any Revolving Loan Lender to make any such notations shall not limit or otherwise affect any Obligations of any Restricted Person.

(e) Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and ABR Loans bearing interest at the Alternate Base Rate (subject to the applicability of the Default Rate as provided for herein or in the Notes and limited by the provisions of Section 10.9).

ARTICLE III - Payments to Lenders

Section 3.1. General Procedures. Unless otherwise expressly provided in a Loan Document, Borrower will make each payment which it owes under the Loan Documents to Agent at its New York office (in accordance with the then effective wire instructions provided by Agent to Borrower) for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Agent not later than 12:00 noon, New York City time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent’s New York office or as otherwise directed by Agent. Agent shall promptly remit in same day funds to each Lender Party its share, if any, of such payments received by Agent for the account of such Lender Party. Agent may, and upon direction of the Required Lenders shall, apply all amounts received pursuant to any exercise of remedies under the Loan Documents (including from proceeds of collateral securing the Obligations) or under applicable law upon receipt thereof to the Obligations as follows:

(a) first, for the payment of all fees and expenses of Agent and its counsel which are then due;

(b) then for the payment of all other Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4, second to the payment of all interest on the Loans then due on a pro rata basis, third to the payment of all principal on the Loans and Reimbursement Obligations or cash collateralization in respect of Letters of Credit and all reasonably calculated net credit exposure of any Lender Party under a Hedging Contract with any Restricted Person then due, on a pro rata basis, and fourth to the payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

(c) then for the prepayment of principal on any remaining Loans, if any, together with accrued and unpaid interest on the principal so prepaid;

(d) then for the prepayment of any other Obligations, if any; and

(e) last, to the Borrower or any other Person as directed by a court of competent jurisdiction.

All payments applied to principal or interest on any Loan shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection (or subclause thereof) in proportion to all amounts owed to all Lender Parties which are described in such subsection (or subclause thereof).

Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party (or any assignee of such Lender Party) or any corporation controlling any Lender Party (or its assignee), then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall reasonably determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party’s Loans or commitments under this Agreement.

Section 3.3. Increased Cost of Eurodollar Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

(a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Lender Party or any lending office of such Lender Party by any jurisdiction in which such Lender Party or any such lending office is located); or

(b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

(c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days’ notice, to convert all (but not less than all) of any such Eurodollar Loans into ABR Loans.

Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans (or to participate in, issue or maintain any Letter of Credit), or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., “eurodollars”), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan (or to participate in, issue or maintain any Letter of Credit) are not available to it, or (c) any Lender Party determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining Loans (or of participating in, issuing or maintaining any Letter of Credit) based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower’s right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans (or participations in, issuances of or maintenance of any Letter of Credit) of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice (or Issuance Request) and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, ABR Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.5. Funding, Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into an ABR Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

(a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender Party or any lending office of such Lender Party by any jurisdiction in which such Lender Party or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called “Reimbursable Taxes” in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

(b) All payments on account of the principal of, and interest on, each Lender Party’s Loans and Note and all payments in respect of any Reimbursement Obligation, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

(c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days’ notice, to convert all (but not less than all) of any such Eurodollar Loan into an ABR Loan, but such election shall not diminish Borrower’s obligation to pay all Reimbursable Taxes.

(d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, “Prescribed Forms” means such duly executed forms or statements (including, as appropriate, Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY or any other applicable successor forms) and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Lending Office, provided that such designation is made on such terms that such Lender Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6.

Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, or if any Lender Party becomes a Non-Consenting Lender pursuant to Section 10.1, then within ninety days thereafter and provided no Event of Default then exists, Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party or Non-Consenting Lender by requiring such Lender Party or Non-Consenting Lender to assign its Loans, Notes and its Commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party or Non-Consenting Lender being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party or Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Loans, Notes and Commitments being assigned by paying to such Lender Party or Non-Consenting Lender a price equal to the principal amount thereof plus applicable reimbursement obligations in respect of Letters of Credit, if any, plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party or Non-Consenting Lender and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation. In connection with any such replacement of a Lender Party or Non-Consenting Lender, Borrower shall pay all outstanding and unpaid costs and expenses due to such Lender Party or Non-Consenting Lender hereunder (including costs and expenses that would have been due to such Lender Party pursuant to Section 3.5 if such Lender Party’s or Non-Consenting Lender’s Loans had been prepaid) at the time of such replacement.

Section 3.9. Participants. If a Lender has assigned a participation in its Loans or commitment hereunder to another Person in accordance with Section 10.6, any amount otherwise payable by Borrower to such Lender under Section 3.3 through 3.6 (in this section called “Increased Costs”), shall include that portion of the Increased Costs determined by such Lender to be allocable to the amount of any interest or participation transferred by such Lender in such Lender’s Loan or commitments under this Agreement.

ARTICLE IV - Conditions Precedent to General Effectiveness and Lending

Section 4.1. Conditions to General Effectiveness. Except as provided in Section 10.12, this Agreement shall not be effective, and no Lender has any obligation to make its first Loan, unless Agent shall have received all of the following, duly executed and delivered and in form, scope, substance and date satisfactory to Agent:

(a) This Agreement and any other Loan Documents that the Restricted Persons are to execute in connection herewith.

(b) Each Note.

(c) Each Security Document listed in the Security Schedule.

(d) Certain certificates of Borrower including:

(i) An “Omnibus Certificate” of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower’s state of organization, and (3) a copy of any bylaws of Borrower; and

(ii) A “Compliance Certificate” of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in Section 4.1, 4.2(c) and subsections (a), (b), (c) and (d) of Section 4.3.

(e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower’s good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

(f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each other Restricted Person that is a party to the Loan Documents and the execution by it of such Loan Document.

(g) A favorable opinion of (i) Adams & Reese, New York and Texas counsel for Restricted Persons, in form and substance satisfactory to Agent, and (ii) King, LeBlanc & Bland, P.L.L.C., Louisiana counsel for Borrower, in form and substance satisfactory to Agent, in each case as to customary matters, including without limitation, due incorporation, due authorization, execution and delivery, enforceability, compliance with applicable laws, non-contravention, litigation, perfection, investment company act and public utility holding company act matters.

(h) The Initial Engineering Report(s) and the Initial Financial Statements, each satisfactory to Arrangers, in their sole discretion.

(i) Financial statement projections of the Borrower for a period beginning as of the Closing Date and ending no sooner than the Tranche B Term Loan Maturity Date, showing the Borrower’s reasonable good faith estimates, as of the Closing Date, of revenue, expenses, debt service for all Indebtedness and sources and uses of revenues over the forecast period, together with production forecasts (including Projected Oil Production and Projected Gas Production) for the Acquisition Properties for a period of five years beginning as of the Closing Date in form and substance satisfactory to the Agent.

(j) Certificates or binders evidencing insurance for each of the Restricted Persons in effect on the Closing Date in form and substance satisfactory to the Agent.

(k) Favorable title opinions and environmental reports, in scope and results acceptable to Agent.

(l) Solvency certificates by each of the Restricted Persons in form and substance acceptable to the Agent.

(m) All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(n) Lease operating reports and associated financial information for the past three years with respect to the Acquisition Properties, in each case acceptable to Agent.

(o) A certificate of the chief financial officer of the Borrower setting forth evidence that, after giving effect to the initial funding of Loans and issuance of any Letters of Credit and the consummation of the Acquisition, the sum of (i) the unused amount of the Revolving Availability, plus (ii) the aggregate amount of all immediately available cash and Cash Equivalents of the Borrower, shall equal or exceed $100,000,000.

(p) Final rating letters from each Rating Agency setting forth a rating with respect to the Indebtedness of the Borrower under this Agreement and the Loan Documents.

(q) Evidence that the Borrower has purchased one or more Hedging Contracts, each in form and substance acceptable to the Agent, with one or more Approved Counterparties for (i) commodities Hedging Contracts that have (A) fixed price or floor prices acceptable to the Agent, and (B) aggregate notional volumes (as set forth in Schedule 4.1(q) during the time periods specified in Schedule 4.1(q)) of the reasonably estimated projected crude oil production and of the reasonably estimated projected natural gas production, in each case, from its proved developed producing oil and gas properties, including without limitation the Acquisition Properties, as determined by reference to the Engineering Reports for each year during the period commencing with the date hereof and ending on the date specified in Schedule 4.1(q), and (ii) interest rate Hedging Contracts of the Borrower that provide that at least fifty percent (50%) of the aggregate principal amount of the Tranche A Term Loans and Tranche B Term Loans bear interest at a fixed interest rate (after giving effect to all such interest rate Hedging Contracts).

(r) Evidence satisfactory to the Agent that the Acquisition has been consummated or is concurrently being consummated in accordance with the terms of the Merger Agreement (with all the material conditions thereto having been satisfied in all material respects by the parties thereto), including, without limitation, (i) a certificate of an Authorized Officer of the Borrower certifying that the Borrower and Kerr-McGee have consummated or are concurrently consummating the Acquisition in accordance with the terms of the Merger Agreement and (ii) certified copies of the duly executed and delivered Merger Agreement and all other documents or agreements related to the Acquisition. In addition to, and not in limitation of, the foregoing, the Agent shall be reasonably satisfied (x) with (A) the Acquisition and the sources and uses of the proceeds used to effect the Acquisition, (B) the terms and conditions of the documents relating to the consummation of the Acquisition and (C) the organizational and legal structure and the terms and conditions of the capitalization of the Borrower and each of its Subsidiaries after giving effect to the Acquisition, and (y) that the Merger Subsidiary has delivered all security documents described in the Security Schedule and ratified and assumed all liabilities and obligations of Acquisition Subsidiary under the Loan Documents.

(s) A completed Disclosure Schedule and a completed Insurance Schedule, in each case in form and substance satisfactory to the Agent.

Section 4.2. Conditions Precedent to First Loan. No Lender has any obligation to make its first Loan, unless the following conditions precedent have been satisfied:

(a) Agent shall have completed its due diligence with respect to the Restricted Persons and their properties, including the Acquisition Properties (such due diligence to include, without limitation, review of capital structure, title, insurance, environmental matters, estimated reserves and reserve and production concentration, and preferential rights, options or other similar agreements with respect to the Acquisition Properties) and shall have received such reports and data as it shall have deemed necessary in connection therewith, and such due diligence, reports and data shall be satisfactory to Agent, in its sole discretion.

(b) Agent and Arrangers shall have received payment of all commitment, facility, agency and other fees required to be paid to any Lender Party pursuant to any Loan Documents or any commitment or fee letters between or among the Borrower and any of the Agent or Arrangers heretofore entered into and all fees and disbursements of their counsel then due such counsel.

(c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower’s Consolidated financial condition or businesses since December 31, 2005, after giving pro forma effect to the Acquisition.

Section 4.3. Additional Conditions Precedent to All Loans and Letters of Credit. No Lender has any obligation to make any Loan (including its first) and no Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

(b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

(c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower’s Consolidated financial condition or businesses since the date of this Agreement.

(d) Each Restricted Person shall have performed and complied in all material respects with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

(e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any Issue to any penalty or other onerous condition under or pursuant to any such Law.

(f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 and 4.2 (a) (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

ARTICLE V - Representations and Warranties

To confirm each Lender Party’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers and governmental approvals required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents including without limitation, the consummation of the Acquisition and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except for those which have already been obtained or as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents, including, without limitation, the consummation of the Acquisition.

Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower’s Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower’s operations and Borrower’s Consolidated cash flows for the respective periods thereof. Since the date of the audited Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby (including, without limitation, the consummation of the Acquisition) contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Engineering Reports.

Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, directors or officers which could cause a Material Adverse Change.

Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $100,000.

Section 5.12. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in compliance in all material respects with all applicable Laws, including Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such Laws, and there are no circumstances that may prevent or materially interfere with the ability of the Restricted Persons to conduct their business in compliance with applicable Laws, including Environmental Laws; (b) none of the operations or properties of any Restricted Person is the subject of a pending Environmental Claim or to the best of Borrower’s knowledge a threatened Environmental Claim; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper Release, or the improper storage or disposal, of any Hazardous Materials or that any Hazardous Materials have been improperly Released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) except as necessary to conduct the business of the Restricted Persons, Hazardous Materials have not been present, generated, used, treated, or stored on or transported to or from the property of any Restricted Person, and no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against any Restricted Person; and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with a Release, or the storage or disposal, of any Hazardous Materials.

Section 5.13. Names and Places of Business and State of Incorporation or Formation. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business. The Disclosure Schedule identifies the true and correct states of incorporation or formation of each Restricted Person.

Section 5.14. Borrower’s Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association, except those listed in the Disclosure Schedule or a Disclosure Report (which shall identify whether or not a Subsidiary is a Non-Guarantor Subsidiary). Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except (a) those listed in the Disclosure Schedule or a Disclosure Report, and (b) associations, joint ventures or other relationships whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule. All Subsidiaries of Borrower as of the effective date of this Agreement are identified in the Disclosure Schedule and all Non-Guarantor Subsidiaries of Borrower as of the effective date of this Agreement are specified as such in the Disclosure Schedule.

Section 5.15. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Restricted Person’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.17. Insider. No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender Party, of a bank holding company of which any Lender Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender Party is a Subsidiary.

Section 5.18. Insurance. Each Restricted Person has obtained insurance by financially sound and reputable insurers covering its property in accordance with the Insurance Schedule.

Section 5.19. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby (including the Acquisition) and the making of each Advance, each of Borrower and the Restricted Persons will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

ARTICLE VI - Affirmative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees to the following (and Borrower agrees to cause all of its Subsidiaries to comply with the following) until the full and final payment of the Obligations, the termination of all Commitments and the termination or expiration of all Letters of Credit, unless Required Lenders have previously agreed otherwise:

Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition applicable to such Restricted Person.

Section 6.2. Books’ Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Agent (with sufficient copies for each Lender Party or otherwise in a format suitable for posting on the Platform) at Borrower’s expense:

(a) As soon as available, and in any event by the one hundred and fifth (105th) day after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Ernst & Young LLP or other independent certified public accountants selected by Borrower and acceptable to Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Together with such financial statements, Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, and (ii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

(b) As soon as available, and in any event by the earlier of the sixtieth (60th) day after the end of each of the first three Fiscal Quarters in each Fiscal Year, Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish (i) a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, specifying the ratios at the end of such Fiscal Quarter required pursuant to Sections 7.11, 7.12, 7.13 and 7.14, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default, together with a certificate signed by the chief financial officer of Borrower to be delivered to the Agent setting forth the calculations of such foregoing ratios in detail acceptable to the Agent (acting reasonably), and (ii) notice of any new Hedging Contracts entered into after the effective date of this Agreement by the Borrower pursuant to Section 7.3 and a summary of the material terms thereof in form and substance satisfactory to the Agent.

(c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

(d) By March 1 of each year, commencing on March 1, 2007, an engineering report dated as of January 1 of such year, prepared by Netherland Sewell and Associates, Inc., or other independent petroleum engineers chosen by Borrower and acceptable to Required Lenders, concerning all oil and gas properties and interests owned by any

Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(e) By September 1 of each year, an engineering report dated as of July 1 of such year, prepared by Borrower’s in-house petroleum engineering staff, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(f) With the delivery of each Engineering Report, the Borrower shall provide to each Lender Party, a certificate from the president or chief financial officer of Borrower certifying that, to the best of his knowledge and in all material respects: (i) the information contained in such Engineering Report and any other information delivered in connection therewith is true and correct, (ii) Borrower and the Restricted Persons own good and defensible title to the oil and gas properties evaluated in such Engineering Report (in this section called the “Covered Properties”) and are free of all Liens except for Liens permitted by Section 7.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its oil and gas properties evaluated in such Engineering Report (other than those permitted by the Security Documents) which would require Borrower or such Subsidiary to deliver hydrocarbons produced from such oil and gas properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by Agent, (v) attached to the certificate is a list of all Persons disbursing proceeds to Borrower or such Subsidiary from its oil and gas properties, and (vi) set forth on a schedule attached to the certificate is the present discounted value of all Covered Properties that are part of the Mortgaged Properties, (vii) oil and gas properties which comprise at least (A) ninety percent (90%), if the Tranche A Term Loans have not been repaid in full in cash or (B) eighty percent (80%), if the Tranche A Term Loans have been repaid in full in cash, in each case of the total value of the reserves which are included within the Covered Properties are part of the Mortgaged Properties, and (viii) oil and gas properties which comprise at least (A) ninety percent (90%), if the Tranche A Term Loans have not been repaid in full in cash or (B) eighty percent (80%), if the Tranche A Term Loans have been repaid in full in cash, in each case of the total value of the proved developed producing reserves which are included within the Covered Properties are part of the Mortgaged Properties; provided that with respect to clauses (vii) and (viii) above, to the extent that the Borrower cannot make the certifications in (vii) and (viii) above and provided that the Borrower in good faith believed that it was not in breach of Section 6.15 immediately prior to receiving a copy of such Engineering Report, the Borrower shall have a period of thirty (30) days following the delivery of such Engineering Report to provide such additional mortgages, deeds of trust and other security instruments so that it can make such certifications, and the Borrower shall provide a certificate to Agent making such certifications upon delivering all such additional mortgages, deeds of trust and other security instruments.

(g) As soon as available, and in any event within the one hundred five (105) days after the end of each Fiscal Year, a report describing (i) the gross volume of production and sales attributable to production during such Fiscal Year from the properties described in subsection (d) above and describing the related taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Year; and (ii) volumes, prices and margins for all marketing activities of the Restricted Persons.

(h) As soon as available, and in any event (i) within sixty (60) days after the end of each of the first three Fiscal Quarters in each Fiscal Year, and (ii) within one hundred five (105) days after the end of the fourth Fiscal Quarter in each Fiscal Year, a report describing the gross volume of production and sales attributable to production during such Fiscal Quarter.

(i) As soon as possible and in any event within fifteen (15) days after Borrower or any other Restricted Person or any of their Subsidiaries becomes aware or could reasonably have become aware of (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 5.9 or (ii) the commencement of any labor controversy, litigation, action or proceeding that, if adversely determined, could reasonably be expected to result in liability in excess of $20,000,000 (not covered by insurance satisfactory to Agent in its discretion), notice thereof and copies of all documentation relating thereto.

(j) At least fifteen (15) business days prior to the formation or acquisition thereof, notice of the formation or acquisition of any Subsidiary.

(k) Concurrently with any delivery of financial statements under Section 6.2(a), a certificate of an Authorized Officer of Borrower, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such Fiscal Year, a true and complete list of all Hedging Contracts of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes, and the counterparty to each such Hedging Contract).

Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to Agent (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Platform) any information which Agent or any Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan

Documents (including any information as may be required under the Patriot Act) or any matter in connection with Restricted Persons’ businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify Agent in writing (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Platform), stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any Material Adverse Change,

(b) the occurrence of any Default,

(c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

(d) the occurrence of any Termination Event,

(e) any matter for which notice is required under Section 6.12(d),

(f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change, and

(g) the occurrence of any material change or disruption under or with respect to any material contract of Borrower.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent’s counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition in accordance with oil and gas industry standards and in compliance in all material respects with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) timely pay in the ordinary course of its business consistent with past practices all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor.

Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule and will at all times maintain or cause to be maintained insurance covering such risks as are customarily carried, or self-insured, by businesses similarly situated. All loss payable clauses or provisions in all policies of insurance maintained by the Borrower described in the Insurance Schedule shall be endorsed in favor of and made payable to the Agent for the ratable benefit of the Lender Parties, as their interests may appear. In addition, the Agent on behalf of the Lender Parties shall be named (a) as additional insured on all of the Restricted Persons’ liability insurance policies maintained by the Borrower with respect to all or any portion of the Collateral, (b) as loss payee on all of the Restricted Persons’ casualty and property insurance policies covering all or any portion of the Collateral. Except as provided in the immediately following sentence or as provided in Section 2.7 or 2.9 or as otherwise provided in this Agreement, any and all monies that may become payable to the Agent as loss payee by reason of a Casualty Event shall be made available by Agent to the Borrower for the purpose of repairing, restoring or otherwise replacing the affected property or asset. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Agent (i) shall have the right, for the benefit of the Lender Parties, to retain, and the Borrower hereby assigns to the Agent for the benefit of the Lender Parties, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any Collateral for the Obligations or any part thereof, and (ii) may, at its election, either apply for the benefit of the Lender Parties all or any part of the sums so collected in accordance with the Loan Documents toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as the Agent may elect, or release same to the applicable Restricted Person.

Section 6.9. Performance on Borrower’s Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender Party) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all material respects. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto, in all material respects.

Section 6.12. Environmental Matters; Environmental Reviews.

(a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

(b) The Restricted Persons will not dispose of, Release, treat, store, use, recycle or generate or transport Hazardous Material or permit same to occur on their properties other than in the regular course of business in compliance with Environmental Laws in all material respects.

(c) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority or any other Person with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business, as well as reasonably detailed files concerning any material Release or existence involving a Hazardous Material; and Borrower shall conduct and complete any investigation, sampling, monitoring and testing and undertake any action required under Environmental Laws with due diligence and in compliance therewith in all material respects.

(d) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, involving an Environmental Claim in excess of $500,000 received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

(e) Concurrent with the furnishing of financial statements pursuant to Section 6.2(a), Borrower will furnish to Agent a reasonably detailed written description of all material environmental claims and violation of Environmental Laws.

Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Agent (with sufficient copies for each relevant Lender Party or otherwise in suitable form for posting onto the Platform) at such Restricted Person’s or Borrower’s expense all evidence which Agent or any other Lender Party from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14. Hedging Program. Borrower shall maintain in full force and effect each of the Hedging Contracts entered into by the Borrower pursuant to Section 4.1(q) through and including December 31, 2008; provided that Borrower shall be permitted to (a) replace any such Hedging Contract between Borrower and an Approved Counterparty on terms and conditions satisfactory to Agent or (b) terminate interest rate Hedging Contracts described in Section 4.1(q)(ii) in accordance with the terms of such Hedging Contracts if (i) the termination of such Hedging Contract will not result in any breakage fees, termination fees or other similar fees, penalties or assessments against Borrower and (ii) Borrower maintains other interest rate Hedging Contracts with respect to at least 50% of the aggregate principal amount outstanding of the Tranche A Term Loans and Tranche B Term Loans at all times.

Section 6.15. Maintenance of Liens on Properties. The Mortgaged Properties shall constitute (a) at least (i) ninety percent (90%), if the Tranche A Term Loans have not been repaid in full in cash or (ii) eighty percent (80%), if the Tranche A Term Loans have been repaid in full in cash, in each case of the total value of the oil and gas reserves of the Restricted Persons and (b) at least (i) ninety percent (90%), if the Tranche A Term Loans have not been repaid in full in cash or (ii) eighty percent (80%), if the Tranche A Term Loans have been repaid in full in cash, in each case of the total value of the proved developed producing reserves of the Restricted Persons (in this section called the “Required Percentages”); provided that if, immediately following the delivery of an Engineering Report and only to the extent that the Borrower in good faith believed that it was not in breach of this Section 6.15 immediately prior to receiving a copy of such Engineering Report, Borrower shall determine that the Mortgaged Properties do not constitute the Required Percentages of oil and gas reserves or proved developed producing reserves as required in this Section 6.15, Borrower shall have the thirty (30) day period described in Section 6.2(f) to execute and deliver documentation in form and substance satisfactory to Agent, granting to Agent first perfected Liens subject to Permitted Liens on oil and gas properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to include the Required Percentages. In addition, Borrower will furnish to Agent title due diligence in form and substance satisfactory to Agent and will furnish all other documents and information relating to such properties as Agent may reasonably request.

Section 6.16. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. At the time of recording of the Security Documents, counsel for Borrower shall conduct searches of the lien, judgment, litigation and UCC records of the counties and offices where such documents are filed and promptly upon receipt thereof from such offices forward such searches to Agent’s counsel together with the original recorded Security Documents and file stamped copies of the related financing statements.

Section 6.17. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, the grantors thereunder are and will be assigning to Agent for the benefit of the Lender Parties all of the “Production Proceeds” (as defined therein and in this section collectively called “Proceeds”) accruing to the property covered thereby, so long as no Default has occurred such Persons may continue to receive from the purchasers of production all such Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Proceeds or of any rights of Agent or Lenders to collect other Proceeds thereafter.

Section 6.19. Guaranties of Borrower’s Subsidiaries; Joinder; Non-Guarantor Subsidiaries. (a) Each Subsidiary of Borrower (other than a Non-Guarantor Subsidiary) shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute and to cause each of its Subsidiaries (other than Non-Guarantor Subsidiaries) to execute a joinder to the Subsidiary Security Agreement (as defined in the Security Schedule) or otherwise provide a security agreement in form and substance acceptable to the Agent.

(b) No Subsidiary of Borrower shall be a Non-Guarantor Subsidiary unless it is designated as such in the Disclosure Schedule as of the effective date of this Agreement or otherwise designated as such in a written notice by Borrower to Agent in compliance with Section 6.19(b). Borrower may designate by written notification thereof to the Agent, any Subsidiary, including a newly formed or newly acquired Subsidiary, as a Non-Guarantor Subsidiary if (i) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist, and (ii) such Subsidiary has assets of less than $5,000,000 as of the later to occur of the last day of the immediately preceding Fiscal Quarter and the date such Subsidiary was acquired or formed by Borrower. Borrower shall not permit the aggregate principal amount of all Non-Recourse Debt of all Non-Guarantor Subsidiaries outstanding at any one time to exceed $50,000,000.

Section 6.20. Casualty and Condemnation. The Borrower will furnish to the Agent promptly, and in any event within fifteen (15) Business Days, after an Authorized Officer of the Borrower becoming aware of the occurrence, written notice of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, to the extent the fair market value of such Collateral so affected, when aggregated with the fair market value of all other Collateral so affected by a Casualty Event occurring in the same calendar year, exceeds 5% of the Borrowing Base then in effect.

ARTICLE VII - Negative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees to the following (and Borrower agrees to cause all of its Subsidiaries to comply with the following) until the full and final payment of the Obligations, the termination of all Commitments and the termination or expiration of all Letters of Credit, unless Required Lenders have previously agreed otherwise:

Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a) the Obligations;

(b) unsecured Indebtedness among the Restricted Persons (other than any Restricted Person that is a Non-Guarantor Subsidiary);

(c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, and any renewals or extensions thereof provided that the amount of such Liabilities is not increased nor the terms thereof changed in any manner which is less favorable to such Restricted Person than the original terms of such Liabilities;

(d) Indebtedness arising under Hedging Contracts that are permitted under Section 6.14 or 7.3;

(e) obligations arising with respect to sale and lease-back transactions and operating leases entered into in the ordinary course of such Restricted Person’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under or with respect to such sale and lease-back transactions and any such operating leases do not in the aggregate exceed (i) if the Tranche A Term Loans have not been repaid in full in cash, $10,000,000 for all Restricted Persons and (ii) if the Tranche A Term Loans have been repaid in full in cash, $100,000,000 for all Restricted Persons;

(f) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(g) Indebtedness associated with bonds or surety obligations required by governmental authorities in connection with the operation of the oil and gas properties of Borrower and its Subsidiaries; and

(h) unsecured Indebtedness not described in subsections (a) through (g) above arising after the date hereof in an aggregate principal amount not to exceed (i) if the Tranche A Term Loans have not been repaid in full in cash, $10,000,000 for all Restricted Persons and (ii) if the Tranche A Term Loans have been repaid in full in cash, $100,000,000 for all Restricted Persons.

Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following (“Permitted Liens”):

(a) Liens which secure Obligations;

(b) statutory Liens for taxes, assessments and other governmental charges or levies, provided such Liens secure only obligations (i) which are not delinquent or (ii) which are being contested as provided in Section 6.7 and which do not exceed $5,000,000 in the aggregate for all Restricted Persons;

(c) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral;

(d) purchase money security interests in equipment acquired by the Restricted Persons, provided that such security interests secure only the Indebtedness incurred for the purchase of such equipment and such security interests encumber only the equipment acquired with the proceeds of such Indebtedness;

(e) deposits made to counterparties in connection with Hedging Contracts; provided that the aggregate amount of such deposits shall not exceed $2,000,000 for all Restricted Persons;

(f) Liens existing on the Closing Date that are disclosed in the Disclosure Schedule; and

(g) Excepted Liens.

Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract other than Hedging Contracts with Approved Counterparties required pursuant to Section 6.14, except:

(a) Any Restricted Person may enter into contracts for the purpose and effect of fixing prices on oil or gas which is expected to be produced by Restricted Persons or which the Restricted Persons are legally obligated to purchase under purchase contracts then in effect, provided that at all times: (i) the aggregate monthly oil production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed the sum of seventy-five percent (75%) of Projected Oil Production anticipated to be sold in the ordinary course of Restricted Persons’ businesses for such month set forth in Schedule 7.3, (ii) the aggregate monthly gas production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed the sum of seventy-five percent (75%) of Projected Gas Production anticipated to be sold in the ordinary course of Restricted Persons’ businesses for such month, (iii) no such contract requires any Restricted Person to put up money (except as provided in Section 7.2(e)), assets, letters of credit (unless the Indebtedness arising with respect thereto is permitted under Section 7.1(f)), or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant; and

(b) Any Restricted Person may enter into contracts for the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds fifty percent (50%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Provided that no Default is existing or shall occur as a result thereof, (a) any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, or (ii) Borrower, so long as Borrower is the surviving business entity; and (b) Borrower may merge or consolidate with another Person so long as the Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock, preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares; provided, however, that the net proceeds of any such issuance shall first be applied as a mandatory prepayment of the Loans under Section 2.7, if, at the time of such issuance, the Facility Usage exceeds the Borrowing Base. No Subsidiary of Borrower will issue any additional shares of its Capital Stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower.

Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

(a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(b) inventory (including oil, natural gas, natural gas liquids or hydrocarbons or mineral products and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(c) interests in oil and gas properties, or portions thereof, that are sold for fair consideration; provided that Borrower shall notify Agent in writing at least five (5) Business Days prior to the date on which any such interests are expected to be sold, and if the aggregate consideration for such sale made pursuant to this subsection (c), together with the aggregate consideration of all other sales made (i) if prior to the Borrowing Base Trigger Date, since the Closing Date or (ii) if on or after the Borrowing Base Trigger Date, since the most recent Determination Date, exceeds $50,000,000 net of reasonably-estimated future plug and abandonment costs (any sale that causes the aggregate consideration of all sales made since the Closing Date (if prior to the Borrowing Base Trigger Date) or since the most recent Determination Date (if on or after the Borrowing Base Trigger Date), as the case may be, to exceed $50,000,000 net of reasonably-estimated future plug and abandonment costs, and any sale occurring after such sale that causes such excess, herein a “Subject Sale”), Agent and Required Lenders shall have the right (A) if such Subject Sale occurs prior to the Borrowing Base Trigger Date, to reduce the Initial Availability Amount by the value of the property so sold pursuant to such Subject Sale, such reduced Initial Availability Amount to be effective upon the date of each such Subject Sale and (B) if such Subject Sale occurs on or after the Borrowing Base Trigger Date, to reduce the Borrowing Base in connection with each such Subject Sale by the value attributable to the property in the Borrowing Base so sold pursuant to such Subject Sale, such reduced Borrowing Base to be effective upon the date of each such Subject Sale (and the Borrower shall immediately repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused as a result of such Subject Sale and subsequent reduction from the proceeds of such Subject Sale); and

(d) other property (excluding Collateral) which is sold for fair consideration not in the aggregate in excess of $10,000,000 in any Fiscal Year, so long as property sold is not included in the Borrowing Base.

Neither Borrower nor any of Borrower’s Subsidiaries will sell, transfer or otherwise dispose of Capital Stock of any of Borrower’s Subsidiaries except that any Subsidiary of Borrower may sell or issue its own Capital Stock to the extent not otherwise prohibited hereunder. Notwithstanding the foregoing sentence, the Borrower may sell the Capital Stock or all or substantially all of the assets of its Subsidiaries with the Agent’s consent if as to each and all such sales, each of the following conditions is satisfied as determined by Agent: (i) the consideration received in connection with any such sale shall be at least equal to the fair market value of such Capital Stock or assets (as the case may be), (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (iii) subject to clause (iv) below, not less than seventy-five (75%) percent of the consideration received by the Borrower or the relevant Restricted Person for such sale shall be in cash or Cash Equivalents, (iv) in the event of the sale of the Capital Stock of any Subsidiary of Borrower which is a Restricted Person, or in the event of the sale by any Restricted Person of its assets as provided above, (A) (1) if such sale occurs prior to the Borrowing Base Trigger Date, then the Initial Availability Amount shall automatically be reduced by the value of such property or assets so sold or transferred and (2) if such sale occurs on or after the Borrowing Base Trigger Date and if the value of any applicable property being sold and/or transferred in connection with such transaction has been included in the Borrowing Base, the Borrowing Base shall automatically be reduced by the value of such property or assets so sold or transferred attributed to them in the then current Borrowing Base (as determined by the Required Lenders), and the Borrower shall forthwith repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused thereby from the proceeds of such sale, (v) Agent shall have received not less than ten (10) Business Days prior written notice of any such sale of assets or Capital Stock, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale, the consideration to be paid for the sale of such assets or Capital Stock, the terms and manner of the payment of such consideration, the assets or Capital Stock to be sold the liabilities being assumed by the purchaser pursuant to such sale, and such other information with respect thereto as Agent may request, and (vi) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall have occurred and remain continuing.

No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

Section 7.6. Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution, except as expressly provided in this section, and no Restricted Person will redeem, purchase, prepay or defease any Indebtedness, other than the Obligations, prior to the original maturity thereof. Distributions may be made:

(a) by Borrower to any of its shareholders on any date in an amount not to exceed the Available Distribution Amount, or

(b) by Subsidiaries of Borrower without limitation to Borrower;

provided that no such Distribution described in clauses (a) or (b) above shall be permitted if (i) an Event of Default has occurred and is continuing, (ii) an Event of Default would occur as a result of such Distribution, or (iii) a Borrowing Base Deficiency exists.

Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or except as otherwise expressly permitted hereunder, (b) engage directly or indirectly in any business or conduct any operations except the exploration, development and production of oil and gas, (c) make any acquisitions of or Investments in any Person, except (i) Investments in Cash Equivalents and Investments in Wholly-owned Subsidiaries of Borrower or in a Person that as a result of such Investment would be a Wholly-owned Subsidiary of Borrower, provided that the Investments made by the Borrower or any other Restricted Person in a Non-Guarantor Subsidiary may not exceed $5,000,000 in the aggregate at any one time outstanding, or (ii) Investments in a Person, provided that (A) as a result of such Investment (x) the Borrower or any other Restricted Person making such an Investment would have at least ten percent (10%) ownership interest in such Person, and (y) substantially all the assets of such Person would consist of oil and gas properties, (B) the Borrower or any other Restricted Person making such an Investment would be the operator of such oil and gas properties and (C) such Person does not incur any Indebtedness other than Non-Recourse Debt; provided that the Investments made by the Borrower or any other Restricted Person in all Persons under subsection (ii) may not exceed (1) if the Tranche A Term Loans have not been repaid in full in cash, $5,000,000 in the aggregate at any time outstanding and (2) if the Tranche A Term Loans have been repaid in full in cash, $50,000,000 in the aggregate at any one time outstanding unless the Borrower has caused the Investment Percentage of all of the oil and gas properties of such Person to be Mortgaged Property, (d) make any significant acquisition of or Investments in any properties except oil and gas properties; provided that no acquisition or Investment permitted under the immediately preceding clause (d) may be made if a Default, Event of Default or Borrowing Base Deficiency exists at the time such acquisition or Investment is made or will occur as a result thereof.

Section 7.8. Limitation on Credit Extensions. Except for Investments permitted by Section 7.7, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to other Restricted Persons, so long as no Default, Event of Default or Borrowing Base Deficiency exists at the time such loan is made.

Section 7.9. Transactions with Affiliates; Creation and Dissolution of Subsidiaries. No Restricted Person will (a) engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates; or (b) except as permitted under Section 7.7(c) and provided that the Borrower shall have complied with, or caused the relevant Restricted Person to comply with, Section 6.19, create or acquire any Subsidiary after the date hereof. Any Restricted Person (other than the Borrower) may wind up, liquidate or dissolve, and the Borrower may cause any Restricted Person (other than itself) to wind up, liquidate or dissolve, in connection with any merger or consolidation to the extent permitted under Section 7.4 hereof; or, with the consent of the Agent, so long as (i) such winding up, liquidation or dissolution shall not result in or give rise to any obligation, liability or Indebtedness of any Restricted Person, (ii) no Default or Event of Default shall have occurred and remain continuing as a result of, and after giving effect to, such transaction, (iii) all properties of such Restricted Person has been duly transferred to another Restricted Person to the reasonable satisfaction of the Agent, and (iv) the required Mortgaged Properties remain encumbered in accordance with Section 6.15.

Section 7.10. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, (d) to transfer any of its assets to Borrower or (e) create or assume any Liens on its properties, revenues or assets. No Restricted Person will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

Section 7.11. Current Ratio. Commencing with the Fiscal Quarter ending on March 31, 2007, the ratio of Borrower’s Consolidated current assets to Borrower’s Consolidated current liabilities at the last day of any Fiscal Quarter will never be less than (a) prior to but not including September 30, 2007, 0.75 to 1.0; (b) from and after September 30, 2007 to but excluding September 30, 2008, 0.875 to 1.0; and (c) from and after September 30, 2008, 1.0 to 1.0. For purposes of this section, (i) Borrower’s Consolidated current assets will include any unused portion of the Borrowing Base which is then available for borrowing, and Borrower’s

Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation and (ii) the calculation of the Borrower’s Consolidated current assets and Consolidated current liabilities for purposes of this Section 7.11 shall exclude any non-cash assets or liabilities described in, and calculated pursuant to, Statement of Financial Accounting Standards 133 and 143, each as amended (provided that, for the avoidance of doubt, such calculation shall include any current assets or current liabilities in respect of the termination of any Hedging Contract).

Section 7.12. Leverage Ratio. The Borrower will not permit its Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 2.0 to 1.0; provided that the calculation of the Borrower’s Leverage Ratio for purposes of this Section 7.12 shall exclude any unrealized gains or losses or non-cash assets or liabilities in respect of Hedging Contracts described in, and calculated pursuant to, Statement of Financial Accounting Standards 133 and 143, each as amended (provided that, for the avoidance of doubt, the calculation of Leverage Ratio shall include any gains, losses, assets or liabilities in respect of the termination of any Hedging Contracts).

Section 7.13. Interest Coverage. At the end of any Fiscal Quarter (beginning with the first Fiscal Quarter occurring after the Closing Date), the ratio of (a) EBITDA of Borrower for Four Quarter Period then ended to (b) Consolidated Interest Expense of Borrower for the Four Quarter Period then ended shall not be less than 4.0 to 1.0; provided that, for purposes of calculating such ratio for each of the first three Fiscal Quarters occurring after the Closing Date, such ratio shall be calculated as follows: (i) with respect to the first Fiscal Quarter following the Closing Date, the amount in clause (a) shall be calculated by taking the EBITDA of Borrower for such Fiscal Quarter and multiplying by four and the amount in clause (b) shall be calculated by taking the Consolidated Interest Expense of the Borrower for such Fiscal Quarter and multiplying by four; (ii) with respect to the second Fiscal Quarter following the Closing Date, the amount in clause (a) shall be calculated by taking the EBITDA of Borrower for such Fiscal Quarter and the immediately preceding Fiscal Quarter and multiplying by two and the amount in clause (b) shall be calculated by taking the Consolidated Interest Expense of the Borrower for such Fiscal Quarter and the immediately preceding Fiscal Quarter and multiplying by two; and (iii) with respect to the third Fiscal Quarter following the Closing Date, the amount in clause (a) shall be calculated by taking the EBITDA of Borrower for such Fiscal Quarter and the two immediately preceding Fiscal Quarters and multiplying by one and one-third and the amount in clause (b) shall be calculated by taking the Consolidated Interest Expense of the Borrower for such Fiscal Quarter and the two immediately preceding Fiscal Quarters and multiplying by one and one-third; provided, further, that the calculation of such ratio for purposes of this Section 7.13 shall exclude any unrealized gains or losses or non-cash assets or liabilities in respect of Hedging Contracts described in, and calculated pursuant to, Statement of Financial Accounting Standards 133 and 143, each as amended (provided that, for the avoidance of doubt, the calculation of such ratio shall include any gains, losses, assets or liabilities in respect of the termination of any Hedging Contracts).

Section 7.14. Minimum Asset Coverage Ratio. Borrower will not permit its Minimum Asset Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Minimum Asset Coverage Ratio
Closing Date through and including the second Fiscal Quarter to occur following the Closing Date	1.50:1.00
From the start of the third Fiscal Quarter to occur following the Closing Date through and including the fourth Fiscal Quarter to occur following the Closing Date	1.75:1.00
at all times thereafter	2.00:1.00

; provided that the calculation of the Borrower’s Minimum Asset Coverage Ratio for purposes of this Section 7.14 shall exclude any non-cash assets or liabilities in respect of Hedging Contracts described in, and calculated pursuant to, Statement of Financial Accounting Standards 133 and 143, each as amended (provided that, for the avoidance of doubt, the calculation of Minimum Asset Coverage Ratio shall include any assets or liabilities in respect of the termination of any Hedging Contracts).

Section 7.15. Fiscal Year. No Restricted Person will change its fiscal year.

ARTICLE VIII - Events of Default and Remedies

Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

(c) Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

(e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false, misleading or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

(g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

(h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness having a principal or stated amount in excess of $2,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i) Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $2,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(j) Any Restricted Person:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of a final judgment for the payment of money in excess of $25,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

(k) The Environmental Claims against the Restricted Persons (not covered by insurance satisfactory to Agent in its discretion) exceed an aggregate amount of $25,000,000;

(l) Any Change in Control occurs;

(m) Any Material Adverse Change occurs; or

(n) Any Loan Document or any Lien created thereby shall be invalid, or any Restricted Person shall have asserted that such Loan Document or Lien is invalid.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lender to make Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX - Agent and Issuers

Section 9.1. Appointment and Authority of Agent. Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Required Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender Party thereof.

Section 9.2. Exculpation, Agent’s Reliance, Etc. Neither Agent nor any Issuer nor any of their directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent and Issuers (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy) believed by it to be genuine and signed or sent by the proper Person or Persons.

Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to the presence or Release of Hazardous Materials found in or released into the environment). Each Lender agrees to indemnify Issuers (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities and costs which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Issuer growing out of, resulting from or in any other way associated with the Letters of Credit issued by such Issuer.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ISSUER,

provided only that no Lender shall be obligated under this section to indemnify Agent and any Issuer for that portion, if any, of any liabilities and costs which is proximately caused by Agent’s own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent and such Issuer promptly upon demand for such Lender’s Aggregate Percentage Share of any costs and expenses to be paid to Agent or such Issuer by Borrower under Section 10.4(a) to the extent that Agent or such Issuer is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the terms “Agent” and “Issuer” shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

Section 9.5. Rights as Lender. In its capacity as a Lender, Agent and each Issuer shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent or any Issuer may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent or an Issuer hereunder and without any duty to account therefor to any other Lender.

Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution, and all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment; provided that Agent shall not be liable to Lenders for any loss on such investment except for its gross negligence or willful misconduct (BUT INCLUDING FOR ITS NEGLIGENCE), as determined in a final judgment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

Section 9.9. Resignation. Agent or any Issuer may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Required Lenders shall have the right to appoint a successor Agent or, if such resigning Issuer is the sole issuer hereunder, Issuer. A successor must be appointed for any retiring Agent (or a retiring Issuer if such Issuer is the sole Issuer hereunder), and such Agent’s (or Issuer’s) resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent’s (or Issuer’s) resignation, no successor Agent (or Issuer, if such Issuer is the sole Issuer hereunder) has been appointed and has accepted such appointment, then the retiring Agent (or Issuer) may appoint a successor Agent (or Issuer), which shall be a financial institution organized under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent or Issuer, the retiring Agent or Issuer shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent’s or Issuer’s resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuer under the Loan Documents.

ARTICLE X - Miscellaneous

Section 10.1. Waivers and Amendments; Acknowledgments.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.14) and (iv) if such party is Issuer, by Issuer. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) increase the Facility Amount or the Aggregate Commitments of the Lenders to an amount in either case in excess of $1,300,000,000 or increase the aggregate amount of the Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments or amend the definition herein of “Required Lenders” or otherwise change the aggregate amount of applicable Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender’s Note, (7) release all or substantially all of the Collateral or (8) amend Section 10.12. Notwithstanding the foregoing, (A) to the extent that the Borrower or any Restricted Person transfers, sells or otherwise assigns any Collateral in accordance with the Loan Documents, the Agent is authorized to release the Agent’s and Lenders’ Liens on such Collateral without any further consent by any of the Lender Parties; (B) any amendment of the definition of “Initial Availability Amount” or any proposed amendment, modification, waiver or termination of any provision with respect to any determination or redetermination of the Borrowing Base, or in connection with any matter directly relating to the Borrowing Base (including matters in respect of any Borrowing Base Deficiency and in respect of the relevant provisions of Section 7.5 relating to the Borrowing Base), shall only require the consent of the Revolving Loan Lenders whose Revolving Loan Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%) (except that any amendment that increases the Initial Availability Amount or then current Borrowing Base shall require the consent of all of the Revolving Loan Lenders); (C) no waiver, consent, release, modification or amendment of or supplement to any Hedging Contract, fee letter between any Restricted Person or any Arranger or Agent, or any letter of credit application shall be valid or effective against any party thereto without the consent of such party, and any such documents may be waived, consented to, released, modified or amended in accordance with the terms of such documents; and (D) in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders, if the consent of Required Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then so long as the Agent is not a Non-Consenting Lender, at the Borrower’s request the Agent, or one or more Eligible Transferees, shall have the right (but not the obligation and in each case with the Agent’s consent and in the Agent’s sole discretion) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Agent’s request, sell and assign to the Agent or such Person, all of the Loans, Notes and Commitments of such Non-Consenting Lenders in accordance with Section 3.8, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

(b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, (vii) Agent is not Borrower’s Agent, but Agent for Lenders in the capacity described in the second sentence of Section 9.1, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender’s property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Notes, Loans, Letters of Credit and Commitments, any participation interest or other interest in its Notes, Loans, Letters of Credit or Commitments, or any of its other rights and obligations under the Loan Documents.

(d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified in the Lenders Schedule as its lending offices for ABR Loans (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or

(c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

Section 10.4. Payment of Expenses; Indemnity.

(a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers, amendments or modifications or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including reasonable attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party’s exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent’s outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party by the Borrower or any Restricted Person or by any third party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Lender Party with respect to the presence or Release of Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term “Lender Parties” shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

Section 10.5. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Required Lenders. Except as otherwise provided in this Agreement, neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Aggregate Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

Section 10.6. Assignments.

(a) Any Lender may sell a participation interest in its commitments hereunder or any of its rights under its Loans or under the Loan Documents to any Person, provided that the agreement between such Lender and such participant must at all times provide: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

(b) Except for sales of participations under the immediately preceding subsection (a), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

(i) (A) In the case of an assignment of Revolving Loans and Revolving Loan Commitments, (1) each such assignment shall apply to all Revolving Loans owing to the assignor and to the unused portion of the assignor Revolving Loan Commitments and (2) immediately after giving effect to such assignment, the assignor’s Revolving Loan Commitment shall not be less than $5,000,000 and the assignee’s Revolving Loan Commitment shall equal or exceed $5,000,000 (unless such assignor is assigning all of its Revolving Loan Commitments and Revolving Loans), (B) in the case of an assignment of Tranche A Term Loans and immediately after giving effect to such assignment, the assignor’s remaining Tranche A Term Loans shall not be less than $1,000,000 and the assignee’s Tranche A Term Loans shall equal or exceed $1,000,000 (unless such assignor is assigning all of its Tranche A Term Loans), and (C) in the case of an assignment of Tranche B Term Loans and immediately after giving effect to such assignment, the assignor’s remaining Tranche B Term Loans shall not be less than $1,000,000 and the assignee’s Tranche B Term Loans shall equal or exceed $1,000,000 (unless such assignor is assigning all of its Tranche B Term Loans).

(ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (A) Borrower shall, if requested by the assignor and/or assignee, issue new Tranche A Term Loan Notes, Tranche B Term Loan Notes, or Revolving Loan Notes, to such assignor and assignee in exchange for the return of the old Notes to Borrower, and (B) as of the “Settlement Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

(iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the “Prescribed Forms” referred to in Section 3.6(d).

(c) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or to one of its Affiliates or as otherwise required by applicable Law; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

(d) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

Section 10.7. Confidentiality. Each Lender Party agrees that it will follow its customary procedures to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal or is disclosed pursuant to Section 10.18, (c) is disclosed to any Lender Party’s Affiliates, auditors, attorneys, or agents, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), (e) is furnished to S&P or Moody’s or any similar organization or any nationally recognized rating agency in connection with ratings issued with respect to such Lender Party or with respect to any Restricted Person, or (f) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default; provided, however, that this obligation of confidence shall not apply to, and each of Agent and the other Lender Parties (and each Person employed or retained by them who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Tribunal, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to the Agent or such Lender Party relating to such tax treatment or tax structure.

Section 10.8. Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York and the laws of the United States of America, without regard to principles of conflicts of law. In any legal proceeding relating to the Loan Documents or the Obligations, each of the parties hereto hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under applicable Law.

Section 10.9. Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to US Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, characterize any non-principal payment as an expense, fee or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. As used in this section the term “applicable Law” means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 10.10. Termination: Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.11. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.12. Counterparts; Effectiveness. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. Sections 2.5(f), 10.1, 10.3, 10.4, 10.6, 10.7, 10.8 and 10.12 of this Agreement (the “Specified Sections”) shall become effective (it being understood that defined terms used in such Sections shall have the meanings given to them as set forth in Section 1.1 hereof) when counterparts of this Agreement executed on behalf of the Borrower, the Agent and each other party (or notice thereof satisfactory to the Agent) shall have been received by the Agent (the “Limited Effectiveness”). All other Sections, terms, provisions and conditions of this Agreement shall, following such foregoing execution and receipt, become effective only if the Agent shall have received evidence satisfactory to it that (a) the Acquisition has been consummated (except for the payment of the purchase price by Borrower) in accordance with the terms of the Merger Agreement on or before September 30, 2006; and (b) the documents required to be delivered pursuant to Section 4.1 have been delivered to the Agent in accordance with Section 4.1 on or before September 30, 2006 (the “General Effectiveness”). Notwithstanding the execution of this Agreement or anything herein the contrary, the parties hereto acknowledge and agree that until the General Effectiveness has occurred, the Existing Credit Agreement and all terms, agreements, provisions and conditions thereof shall remain in full force and effect, and shall not be superseded, amended, restated or otherwise modified by this Agreement, as if this Agreement had not been executed (provided that the Specified Sections shall represent a separate agreement as among the parties hereto with respect to the matters therein provided). Without limiting the generality of the foregoing sentence, and for purposes of clarity, the parties hereto further acknowledge and agree that, until the General Effectiveness has occurred, (i) the Borrower’s ability to request or otherwise borrow loans of any type, letters of credit or any other credit extensions, and its obligation to repay the same, and all limitations, terms, conditions and requirements relating to the making or borrowing of such loans, letters of credit or credit extensions, shall be governed by the Existing Credit Agreement and not by this Agreement; (ii) all such loans, letters of credit and credit extensions shall be made pursuant to the terms of the Existing Credit Agreement and not pursuant to this Agreement, and all such loans, letters of credit and credit extensions shall be made by the lenders and letter-of-credit issuing banks under the Existing Credit Agreement instead of the Lenders and Issuers hereunder (and only the lenders and letter-of-credit issuing banks under the Existing Credit Agreement shall have any commitments to make any loans or credit extensions or issue any letters of credit, which commitments shall be on the terms and conditions as set forth in the Existing Credit Agreement); (iii) all representations, warranties, covenants, and events of default under the Existing Credit Agreement shall remain in full force and effect as if this Agreement had not been executed and shall not be deemed to be amended, restated or otherwise superseded by the representations, warranties, covenants and events of default hereunder; and (iv) all voting rights and rights to amend, restate, supplement or otherwise modify the Existing Credit Agreement shall belong to the relevant parties under the Existing Credit Agreement and all such voting rights and rights to amend, restate, supplement or modify shall be pursuant to the terms of the Existing Credit Agreement. As of the date hereof, each of the Borrower and the other Restricted Persons hereby reaffirms all of the terms, provisions and conditions of the Existing Credit Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of manually executed counterpart hereof.

Section 10.13. Waiver of Jury Trial, Punitive Damages, etc. Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

Section 10.14. Release of Collateral; Collateral Matters; Hedging. Agent and each Lender Party hereby agree that so long as no Event of Default shall have occurred and be continuing, Agent shall release from the Security Documents, upon written request by Borrower and at Borrower’s expense, interests in oil and gas properties sold or otherwise transferred by any Restricted Person in compliance with Section 7.5, upon receipt of the indefeasible prepayment of the Loans and Letter of Credit Outstandings required in connection with such sale, if any. The benefit of the Security Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral shall also extend to and be available on a pro rata basis to each Lender and such Lender’s Affiliates in respect of any obligations under a Hedging Contract with any Restricted Person, but only so long as such Lender remains a party to this Agreement and this Agreement remains in effect. No Lender or Affiliate of a Lender shall have any voting or consent right under any Loan Document as a result of the existence of obligations owed to it under a Hedging Contract.

Section 10.15. Amendment and Restatement. Upon the occurrence of the General Effectiveness, this Agreement shall be deemed to restate and amend the Existing Credit Agreement in its entirety, whereupon all of the terms and provisions hereof shall supersede the terms and conditions thereof. The parties hereto further agree that, upon the occurrence of the General Effectiveness, this Agreement and the Notes shall serve to extend, renew and continue, but not to extinguish or novate, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish or cause to be novated the Indebtedness under, the

Existing Credit Agreement. Borrower hereby agrees that, upon the occurrence of the General Effectiveness, (a) the Loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, and (b) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and payable by this Agreement; provided that changes in the Percentage Shares, interest rates, or fee rates shall not change the amounts then accrued and owing to each Lender Party under the Existing Credit Agreement immediately prior to the occurrence of the General Effectiveness.

Section 10.16. Other Agents. None of the Persons identified in this Agreement as the “Arrangers” or “Co-Bookrunners” or the “Syndication Agent” or the “Co-Documentation Agents” or the “Co-Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than (a) except in the case of the Arrangers, those applicable to all Lenders as such or (b) as expressly provided for herein or therein. Without limiting the foregoing, none of the Other Agents shall have or be deemed to have any fiduciary relationship with any Restricted Person or any Lender. Each of the Lenders and Borrower, on behalf of itself and the other Restricted Persons, acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

Section 10.17. USA Patriot Act Notice. The Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and its partners, which includes the names and addresses of the Borrower and its partners and other information that will allow the Agent to identify the Borrower and its Subsidiaries and partners in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to Agent and each Lender Party.

Section 10.18. Posting of Approved Electronic Communications. (a) In addition to providing the Agent with all originals or copies of all Communications (as defined below) in the manner specified by Section 10.3, Borrower hereby also agrees, unless directed otherwise by the Agent or unless the electronic mail address referred to below has not been provided by the Agent to Borrower, that it will, or will cause its Subsidiaries to, provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent or to the Lender Parties pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Agent to an electronic mail address as directed by the Agent.

(b) Borrower further agrees that (i) the Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (A) all Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Communications “PUBLIC,”

the Borrower shall be deemed to have authorized the Agent and each Lender Party to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Restricted Persons or their securities for purposes of United States Federal and state securities laws; (C) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” or other similar designation; and (D) the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor” or otherwise not designated as public.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE LENDER PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE LENDER PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE LENDER PARTIES HAVE ANY LIABILITY TO ANY RESTRICTED PERSON, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY RESTRICTED PERSON’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY LENDER PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents. Each Lender Party agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.19. Assignment and Reallocation of Existing Loans, Etc. Upon the occurrence of the General Effectiveness, each of the lenders under the Existing Credit Agreement (each, an “Existing Lender”) hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans and participations in letters of credit outstanding under, the Existing Credit Agreement such that, immediately after giving effect to the General Effectiveness of this Agreement (including any increase of the commitments effectuated hereby), the Percentage Share of each Lender to this Agreement, the Loans of each Lender, and the portion of the relevant Commitment of each Lender, shall be as set forth on Schedule 3 hereto (it being understood that if any letters of credit are outstanding under the Existing Credit Agreement as of the General Effectiveness of this Agreement, then each of the Revolving Loan Lenders shall have purchased and accepted from the Existing Lenders, a participation in such outstanding letters of credit based on its respective Revolving Loan Percentage Share). The foregoing assignments, transfers and conveyances are without recourse to any Existing Lender and without any warranties whatsoever by the Agent, the Issuers or any Existing Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than that the warranty of any such Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Existing Lenders and the Lenders shall, if appropriate, make all appropriate adjustments in payments under the Existing Credit Agreement, the “Notes” and the other “Loan Documents” thereunder for periods prior to the adjustment date among themselves.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Executive Vice President

	Address:	Eight Greenway Plaza
Suite 1330
Houston, TX 70046

	Telephone:	(713) 626-8525
	Fax:	(713) 626-8527
	Attn:	W. Reid Lea

LENDER PARTIES:

TORONTO DOMINION (TEXAS) LLC, as Agent and Lender

By:	/s/ Martin T. Snyder
Name: Martin T. Snyder
Title: Vice President

	Address:	31 West 52nd Street, 20th Floor
New York, New York 10019
Attention: Rose Warren

	Telephone:	(212) 827-7600
	Fax:	(713) 827-7227

THE TORONTO DOMINION BANK, as Issuer

By:	/s/ Don Warmington
Name: Don Warmington
Title: Managing Director

LEHMAN COMMERCIAL PAPER INC.,
as Lender

By:	/s/ Jeff Ogden
Name: Jeff Ogden
Title: Managing Director

FORTIS CAPITAL CORP.
as Issuer and Lender

By:	/s/ David Montgomery
Name: David Montgomery
Title: Senior Vive President

By:	/s Trond Rokholt
Name: Trond Rokholt
Title: Managing Director

HARRIS NESBITT FINANCING, INC.
as Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Vice President

BANK OF SCOTLAND,
as Lender

By:	/s/ Karen Weich
Name: Karen Weich
Title: Assistant Vice President

NATEXIS BANQUES POPULAIRES,
as Lender

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Vice President & Group Manager

By:	/s/ Daniel Payer
Name: Daniel Payer
Title: Vice President

JPMORGAN CHASE BANK, N.A., successor-by-merger to BANK ONE, NA (Main Office – Chicago), as Issuer and Lender

By:	/s/ Tom K. Martin
Name: Tom K. Martin
Title: Vice President

ROYAL BANK OF CANADA
as Lender

By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Stephen W. Warfel
Name: Stephen W. Warfel
Title: Director

AMEGY BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Senior Vice President, Manager, Energy Lending

BNP PARIBAS,
as Lender

By:	/s/ Douglas R. Liftman
Name: Douglas R. Liftman
Title: Managing Director

By:	/s/ Russell Otts
Name: Russell Otts
Title: Vice President

GUARANTY BANK, FSB,
as Lender

By:	/s/ Christopher S. Parada
Name: Christopher S. Parada
Title: Senior Vice President

SUNTRUST BANK,
as Lender

By:	/s/ Sean M. Roche
Name: Sean M. Roche
Title: Vice President

ACKNOWLEDGED AND AGREED:

OFFSHORE ENERGY I LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

OFFSHORE ENERGY II LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

OFFSHORE ENERGY III LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

GULF OF MEXICO OIL AND GAS PROPERTIES LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

W&T ENERGY V, LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

SCHEDULE 1

DISCLOSURE SCHEDULE

ITEM 5.6.	No Material Adverse Change regarding Financial Statements

ITEM 5.7.	Liabilities, Obligations and Restrictions

ITEM 5.9.	Litigation Matters

ITEM 5.10	Extraordinary Events, Labor Disputes and Acts of God

ITEM 5.11.	ERISA Plans and Liabilities

ITEM 5.12.	Environmental Matters

ITEM 5.13.	Names and Places of Business and State of Incorporation or Formation

ITEM 5.14.	Subsidiaries

ITEM 6.19.	Non-Guarantor Subsidiaries

ITEM 7.1(c).	Permitted Existing Indebtedness

CREDITOR	OUTSTANDING PRINCIPAL AMOUNT

ITEM 7.2(f).	Permitted Existing Liens

Sch 1-1

SCHEDULE 2

SECURITY SCHEDULE

1. Third Amended and Restated Security Agreement and Irrevocable Proxy dated as of the Closing Date, from Borrower, in favor of Toronto Dominion (Texas) LLC (“TD (Texas)”), as Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”), covering all personal property of Borrower.

2. Various Uniform Commercial Code Financing Statements naming Borrower as debtor and TD (Texas), as Agent, as secured party, covering the collateral described in the Security Agreement.

3. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated February 2, 1998, from Borrower, in favor of TD (Texas), as Agent, successor in interest to General Electric Capital Corporation, covering oil and gas properties located in the States of Louisiana and Texas, as supplemented and amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated July 1, 1999, and by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated November 30, 1999, and by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated February 24, 2000, and by that certain Fourth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated February 20, 2001, and by that certain Fifth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated May 31, 2002, and by that certain Sixth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, and by that certain Seventh Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated July 14, 2003, and by that certain Eighth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 12, 2003, and by that certain Ninth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, and by that certain Tenth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of May 26, 2006, and by that certain Eleventh Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the Closing Date (as so amended and as amended, supplemented, restated or otherwise modified from time to time, the “Borrower Mortgage”).

4. Various Uniform Commercial Code Financing Statements covering the collateral described in the Borrower Mortgage, naming Borrower as debtor and TD (Texas), as Agent, as secured party.

Sch 2-1

5. Second Amended and Restated Guaranty of Offshore Energy I LLC dated as of the Closing Date, in favor of TD (Texas).

6. Second Amended and Restated Guaranty of Offshore Energy II LLC dated as of the Closing Date, in favor of TD (Texas).

7. Second Amended and Restated Guaranty of Offshore Energy III LLC dated as of the Closing Date, in favor of TD (Texas).

8. Second Amended and Restated Guaranty of Gulf of Mexico Oil and Gas Properties LLC dated as of the Closing Date, in favor of TD (Texas).

9. Guaranty of Offshore Shelf LLC, formerly known as Kerr-McGee Oil & Gas (Shelf) LLC (“Merger Subsidiary”) dated as of the Closing Date, in favor of TD (Texas).

10. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, from Offshore Energy I, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

11. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, from Offshore Energy II, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

12. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, from Offshore Energy III, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

13. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 12, 2003, from Gulf of Mexico Oil and Gas Properties LLC, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent (Mobile Bay Properties), as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

Sch 2-2

14. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 12, 2003, from Gulf of Mexico Oil and Gas Properties LLC, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent (Properties other than Mobile Bay Properties), as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the Closing Date.

15. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date, from Merger Subsidiary, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent.

16. Security Agreement dated as of the Closing Date, from Merger Subsidiary and each other Subsidiary of Borrower, in favor of Toronto Dominion (Texas) LLC (“TD (Texas)”), as Agent, covering all personal property of Borrower (the “Subsidiary Security Agreement”).

17. Various Uniform Commercial Code Financing Statements naming Borrower, Offshore Energy I, Offshore Energy II, Offshore Energy III, Gulf of Mexico Oil and Gas Properties LLC and Merger Subsidiary, as debtor and TD (Texas), as Agent, as secured party.

Sch 2-3

SCHEDULE 3

LENDERS SCHEDULE

I. REVOLVING LOAN LENDERS

	Revolving Loan Percentage Share	Revolving Loan Commitment	Portion of Initial Revolving Loans
Lending Office for ABR Loans:

Toronto Dominion (Texas) LLC 31 West 52nd Street, 20th Floor New York, New York 10019 Tel: (212) 827-7600 Fax: (212) 827-7227 Attn: Rose Warren (with a copy to: 909 Fannin, Suite 1700 Houston, Texas 77010 Tel: (713) 653-8211 Fax: (713) 652-2647 Attn: Martin Snyder)	11.00%	$55,000,000	$33,000,000

Lehman Commercial Paper Inc. 745 7th Avenue, 5th Floor New York, New York 10019 Tel: (212) 526-1463 Fax: (212) 758-1986 Attn: Frank Turner For operations: Tel: (212) 526-6560 Fax: (212) 520-0450 Attn: Joseph Lo	4.50%	$22,500,000	$13,500,000

Harris Nesbitt Financing, Inc. 700 Louisiana, Suite 4400 Houston, Texas 77002 Tel: (713) 223-4400 Fax: (713) 223-4007 Attn: Jim Ducote	10.00%	$50,000,000	$30,000,000

Fortis Capital Corp. 15455 North Dallas Parkway, Suite 1400 Addison, Texas 75001 Tel: (214) 953-9311 Fax: (214) 754-5982 Attn: David Montgomery	10.00%	$50,000,000	$30,000,000

Sch 3-1

Bank of Scotland 565 Fifth Avenue New York, New York 10017 Tel: (212) 450-0877 Fax: (212) 479-2806 Attn: Karen Weich	11.00%	$55,000,000	$33,000,000

Natexis Banques Populaires 333 Clay Street, Suite 4340 Houston, Texas 77002 Tel: (713) 759-9401 Fax: (713) 571-6167 Attn: Tanya McAllister	9.50%	$47,500,000	$28,500,000

JPMorgan Chase Bank, N.A. 1 Bank One Plaza IL1-0634 Chicago, Illinois 60670 Tel: (312) 385-7037 Fax: (312) 385-7096 Attn: Medy Hernandez (with a copy to: 600 Travis, 20th Floor Houston, Texas 77002 Tel: (713) 216-7743 Fax: (713) 216-7770 Attn: Jo Linda Papadakis)	7.50%	$37,500,000	$22,500,000

Royal Bank of Canada One Liberty Plaza, 3rd Floor New York, New York 10006 Tel: (212) 428-6332 Fax: (212) 428-2372 Attn: Compton Singh (with a copy to: 5700 Williams Tower 2800 Post Oak Boulevard Houston, Texas 77056 Tel: (713) 403-5662 Fax: (713) 403-5624 Attn: Lorne Gartner)	7.50%	$37,500,000	$22,500,000

Société Générale 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 278-6164 Fax: (212) 278-7343 Attn: Tina Chen (for credit purposes only, notice address is: 1111 Bagby, Suite 2020 Houston, Texas 77002 Tel: (713) 759-6312 Fax: (713) 650-0824 Attn: Stephen Warfel)	7.50%	$37,500,000	$22,500,000

Sch 3-2

Amegy Bank National Association 4400 Post Oak Parkway #404 Houston, Texas 77027 Tel: (713) 232-2026 Fax: (713) 561-0345 Attn: Bryan Chapman	5.00%	$25,000,000	$15,000,000

BNP Paribas 1200 Smith Street, Suite 3100 Houston, Texas 77002 Tel: (713) 982-1172 Fax: (713) 659-5915 Attn: Russell Otts	5.00%	$25,000,000	$15,000,000

Guaranty Bank, FSB 8333 Douglas Avenue Dallas, Texas 75225 Tel: (214) 360-3414 Fax: (214) 360-3460 Attn: Chris Parada	6.50%	$32,500,000	$19,500,000

SunTrust 303 Peachtree Street Atlanta, Georgia 30308 Tel: (404) 588-8660 Fax: (404) 827-6270 Attn: Jim Warren	5.00%	$25,000,000	$15,000,000

TOTAL	100%	$500,000,000	$300,000,000

Lending Office for Eurodollar Loans:

Same.

Sch 3-3

II. TRANCHE A TERM LOAN LENDERS

	Tranche A Term Loan Percentage Share	Tranche A Term Loan Commitment
Lending Office for ABR Loans:

Toronto Dominion (Texas) LLC (same address as I)	11.00%	$55,000,000

Lehman Commercial Paper Inc. (same address as I)	4.50%	$22,500,000

Harris Nesbitt Financing, Inc. (same address as I)	10.00%	$50,000,000

Fortis Capital Corp. (same address as I)	10.00%	$50,000,000

Bank of Scotland (same address as I)	11.00%	$55,000,000

Natexis Banques Populaires (same address as I)	9.50%	$47,500,000

JPMorgan Chase Bank, N.A. (same address as I)	7.50%	$37,500,000

Royal Bank of Canada (same address as I)	7.50%	$37,500,000

Société Générale (same address as I)	7.50%	$37,500,000

Amegy Bank National Association (same address as I)	5.00%	$25,000,000

BNP Paribas (same address as I)	5.00%	$25,000,000

Guaranty Bank, FSB (same address as I)	6.50%	$32,500,000

SunTrust (same address as I)	5.00%	$25,000,000

TOTAL	100%	$500,000,000	*

Lending Office for Eurodollar Loans:
Same.

*	The Tranche A Term Loan Commitment shall be reduced pursuant to the definition of “Initial Tranche A Term Loan Commitment” and the terms of the Credit Agreement and any such reduction shall be shared pro rata by each of the Tranche A Term Loan Lenders based on such Lender’s respective Tranche A Term Loan Percentage Share at the time of any such reduction.

Sch 3-4

III. TRANCHE B TERM LOAN LENDERS

	Tranche B Term Loan Percentage Share	Tranche B Term Loan Commitment
Lending Office for ABR Loans:

Toronto Dominion (Texas) LLC (same address as I)	89.16666667%	$267,500,000

Lehman Commercial Paper Inc. (same address as I)	0%	$0

Harris Nesbitt Financing, Inc. (same address as I)	5.000000000%	$15,000,000

Fortis Capital Corp. (same address as I)	0%	$0

Bank of Scotland (same address as I)	3.33333333%	$10,000,000

Natexis Banques Populaires (same address as I)	0%	$0

JPMorgan Chase Bank, N.A. (same address as I)	0%	$0

Royal Bank of Canada (same address as I)	0%	$0

Société Générale (same address as I)	1.66666667%	$5,000,000

Amegy Bank National Association (same address as I)	0%	$0

BNP Paribas (same address as I)	0%	$0

Guaranty Bank, FSB (same address as I)	0%	$0

SunTrust (same address as I)	0.83333333%	$2,500,000

TOTAL	100%	$300,000,000

Lending Office for Eurodollar Loans:
Same.

Sch 3-5

IV. AGGREGATE COMMITMENTS

	Aggregate Percentage Share	Aggregate Commitment	Aggregate Percentage Share of Initial Commitment	Portion of Initial Aggregate Commitment
Lending Office for ABR Loans:

Toronto Dominion (Texas) LLC (same address as I)	29.03846154%	$377,500,000	32.31818182%	$355,500,000

Lehman Commercial Paper Inc. (same address as I)	3.46153846%	$45,000,000	3.27272727%	$36,000,000

Harris Nesbitt Financing, Inc. (same address as I)	8.84615385%	$115,000,000	8.63636364%	$95,000,000

Fortis Capital Corp. (same address as I)	7.69230769%	$100,000,000	7.27272727%	$80,000,000

Bank of Scotland (same address as I)	9.23076923%	$120,000,000	8.90909091%	$98,000,000

Natexis Banques Populaires (same address as I)	7.30769231%	$95,000,000	6.90909091%	$76,000,000

JPMorgan Chase Bank, N.A. (same address as I)	5.76923077%	$75,000,000	5.45454545%	$60,000,000

Royal Bank of Canada (same address as I)	5.76923077%	$75,000,000	5.45454545%	$60,000,000

Societe Generale (same address as I)	6.15384615%	$80,000,000	5.90909091%	$65,000,000

Amegy Bank National Association (same address as I)	3.84615385%	$50,000,000	3.63636364%	$40,000,000

BNP Paribas (same address as I)	3.84615385%	$50,000,000	3.63636364%	$40,000,000

Guaranty Bank, FSB (same address as I)	5.00000000%	$65,000,000	4.72727273%	$52,000,000

SunTrust (same address as I)	4.03846154%	$52,500,000	3.86363636%	$42,500,000

TOTAL	100%	$1,300,000,000	100%	$1,100,000,000

Lending Office for Eurodollar Loans:
Same.

Sch 3-6

SCHEDULE 4.1(Q)

HEDGING VOLUMES

Sch 4.1-1

EXHIBIT A-1

TRANCHE A TERM LOAN NOTE

$	Houston, Texas	, 2006

FOR VALUE RECEIVED, the undersigned, W&T Offshore, Inc. a Texas corporation (herein called “Borrower”), hereby promises to pay to the order of                      (herein called “Lender”), the principal sum of                      Dollars ($                      ), or, if greater or less, the aggregate unpaid principal amount of the Tranche A Term Loans made under this Tranche A Term Loan Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America to Agent’s account at a bank located in Houston, Texas as designated in writing to Borrower by Agent, or at such other place within Harris County, Texas, as from time to time may be designated by the holder of this Tranche A Term Loan Note.

This Tranche A Term Loan Note (a) is issued and delivered under that certain Third Amended and Restated Credit Agreement of                      , 2006, by and among Borrower, Toronto Dominion (Texas) LLC, as Agent, and the lenders (including Lender) and letter-of-credit issuing banks referred to therein as Issuers (herein, as from time to time supplemented, amended or restated, called the “Credit Agreement”), and is a “Tranche A Term Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement), and (d) is executed in partial replacement, substitution, renewal, extension, and increase of, but not in extinguishment or novation of, those certain Promissory Notes dated as of March 15, 2005, executed by Borrower and payable to the order of certain lenders in the aggregate principal amount of $                      . Payments on this Tranche A Term Loan Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Tranche A Term Loan Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest

Exh A-1-1

Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (A) this Tranche A Term Loan Note shall never bear interest in excess of the Highest Lawful Rate, and (B) if at any time the rate at which interest is payable on this Tranche A Term Loan Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Alternate Base Rate, Eurodollar Rate, and Default Rate), this Tranche A Term Loan Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

Notwithstanding the foregoing paragraph and all other provisions of this Tranche A Term Loan Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Tranche A Term Loan Note, and this Tranche A Term Loan Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Tranche A Term Loan Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Tranche A Term Loan Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Tranche A Term Loan Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Tranche A Term Loan Note, protest, notice of protest, notice of intention to accelerate the maturity of this Tranche A Term Loan Note, declaration or notice of acceleration of the maturity of this Tranche A Term Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Tranche A Term Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

THIS TRANCHE A TERM LOAN NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

Exh A-1-2

W&T OFFSHORE, INC.

By:
Name:
Title:

Exh A-1-3

EXHIBIT A-2

TRANCHE B TERM LOAN NOTE

$	Houston, Texas	, 2006

FOR VALUE RECEIVED, the undersigned, W&T Offshore, Inc. a Texas corporation (herein called “Borrower”), hereby promises to pay to the order of                      (herein called “Lender”), the principal sum of                      Dollars ($                      ), or, if greater or less, the aggregate unpaid principal amount of the Tranche B Term Loans made under this Tranche B Term Loan Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America to Agent’s account at a bank located in Houston, Texas as designated in writing to Borrower by Agent, or at such other place within Harris County, Texas, as from time to time may be designated by the holder of this Tranche B Term Loan Note.

This Tranche B Term Loan Note (a) is issued and delivered under that certain Third Amended and Restated Credit Agreement of                      , 2006, by and among Borrower, Toronto Dominion (Texas) LLC, as Agent, and the lenders (including Lender) and letter-of-credit issuing banks referred to therein as Issuers (herein, as from time to time supplemented, amended or restated, called the “Credit Agreement”), and is a “Tranche B Term Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement), and (d) is executed in partial replacement, substitution, renewal, extension, and increase of, but not in extinguishment or novation of, those certain Promissory Notes dated as of March 15, 2005, executed by Borrower and payable to the order of certain lenders in the aggregate principal amount of $                      . Payments on this Tranche B Term Loan Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Tranche B Term Loan Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest

Exh A-2-1

Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (A) this Tranche B Term Loan Note shall never bear interest in excess of the Highest Lawful Rate, and (B) if at any time the rate at which interest is payable on this Tranche B Term Loan Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Alternate Base Rate, Eurodollar Rate, and Default Rate), this Tranche B Term Loan Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

Notwithstanding the foregoing paragraph and all other provisions of this Tranche B Term Loan Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Tranche B Term Loan Note, and this Tranche B Term Loan Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Tranche B Term Loan Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Tranche B Term Loan Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Tranche B Term Loan Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Tranche B Term Loan Note, protest, notice of protest, notice of intention to accelerate the maturity of this Tranche B Term Loan Note, declaration or notice of acceleration of the maturity of this Tranche B Term Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Tranche B Term Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

THIS TRANCHE B TERM LOAN NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

Exh A-2-2

W&T OFFSHORE, INC.

By:
Name:
Title:

Exh A-2-3

EXHIBIT A-3

REVOLVING LOAN NOTE

$____________	Houston, Texas	_________ __, 2006

FOR VALUE RECEIVED, the undersigned, W&T Offshore, Inc. a Texas corporation (herein called “Borrower”), hereby promises to pay to the order of                     (herein called “Lender”), the principal sum of                    Dollars ($                    ), or, if greater or less, the aggregate unpaid principal amount of the Revolving Loans made under this Revolving Loan Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America to Agent’s account at a bank located in Houston, Texas as designated in writing to Borrower by Agent, or at such other place within Harris County, Texas, as from time to time may be designated by the holder of this Revolving Loan Note.

This Revolving Loan Note (a) is issued and delivered under that certain Third Amended and Restated Credit Agreement of                     , 2006, by and among Borrower, Toronto Dominion (Texas) LLC, as Agent, and the lenders (including Lender) and letter-of-credit issuing banks referred to therein as Issuers (herein, as from time to time supplemented, amended or restated, called the “Credit Agreement”), and is a “Revolving Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement), and (d) is executed in partial replacement, substitution, renewal, extension, and increase of, but not in extinguishment or novation of, those certain Promissory Notes dated as of March 15, 2005, executed by Borrower and payable to the order of certain lenders in the aggregate principal amount of $                    . Payments on this Revolving Loan Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Revolving Loan Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest

Exh A-3-1

Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (A) this Revolving Loan Note shall never bear interest in excess of the Highest Lawful Rate, and (B) if at any time the rate at which interest is payable on this Revolving Loan Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Alternate Base Rate, Eurodollar Rate, and Default Rate), this Revolving Loan Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

Notwithstanding the foregoing paragraph and all other provisions of this Revolving Loan Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Revolving Loan Note, and this Revolving Loan Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Revolving Loan Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Revolving Loan Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Revolving Loan Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Revolving Loan Note, protest, notice of protest, notice of intention to accelerate the maturity of this Revolving Loan Note, declaration or notice of acceleration of the maturity of this Revolving Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

THIS REVOLVING LOAN NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

Exh A-3-2

W&T OFFSHORE, INC.

By:
Name:
Title:

Exh A-3-3

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of                     , 2006 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:1

Aggregate amount of Borrowing:	$

Type of Loans in Borrowing:	________________

Date on which Loans are to be advanced:	________________

Length of Interest Period for Eurodollar Loans (1, 2 or 3 months):	__________months

To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

(b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default or Borrowing Base Deficiency exist upon Borrower’s receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

[1]	For initial Borrowing Notice, specify amount of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans.

Exh B-1

(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

(e) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of                     , 20        .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exh B-2

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of                     , 2006 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

Existing Borrowing(s) to be continued or converted:

$                     of [Tranche A Term Loans] [Tranche B Term Loans] [Revolving Loans] which are Eurodollar Loans with Interest Period ending                     2

$                     of [Tranche A Term Loans] [Tranche B Term Loans] [Revolving Loans] which are ABR Loans3

If being combined with new Loans, $

of new Loans to be advanced on
_______________	________________

Aggregate amount of new Borrowing:	$

Type of Loans in new Borrowing:	________________

Date of continuation or conversion:	________________

Length of Interest Period for Eurodollar Loans 1, 2 or 3 months):	__________months

To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

[2]	Repeat as appropriate for different tranches of Loans.
[3]	Repeat as appropriate for different tranches of Loans.

Exh C-1

(b) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

(c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF this instrument is executed as of                     , 20        .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exh C-2

EXHIBIT D

CERTIFICATE ACCOMPANYING

FINANCIAL STATEMENTS

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of                     , 2006 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender, Borrower’s *[audited/unaudited] financial statements (the “Financial Statements”) as at (the “Reporting Date”). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

(a) the officer of Borrower signing this instrument is the duly elected, qualified and acting                     of Borrower and as such is Borrower’s chief financial officer;

(b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

(c) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the financial covenants set forth in Sections 7.11, 7.12, 7.13 and 7.14 of the Agreement *[except for any non-compliance under Section(s)                     of the Agreement, which non-compliance *[is/are] more fully described on a schedule attached hereto];

(d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                     of the Agreement, which *[is/are] more fully described on a schedule attached hereto]

(e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

Exh D-1

IN WITNESS WHEREOF, this instrument is executed as of                     , 20        .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exh D-2

EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of                     , 2006 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Commitments and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the applicable Notes held by the Assignor and requests that Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitments retained by the Assignor, if any, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Transferee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.6(d).

Exh E-1

4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Exh E-2

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

Percentage Share assigned:	% (Tranche A Term Loan Percentage Share)

% (Tranche B Term Loan Percentage Share)

% (Revolving Loan Percentage Share)

% (Aggregate Percentage Share)

Assignee’s Commitments:	$ (Tranche A Term Loan Commitment)

$ (Tranche B Term Loan Commitment)

$ (Revolving Loan Commitment)

$ (Letter of Credit Commitment)

Aggregate outstanding principal amount of Loans assigned:	$ (Tranche A Term Loans)

$ (Tranche B Term Loans)

$ (Revolving Loans)

Principal amount of Note(s) payable to Assignee:	$ (Tranche A Term Loans)

$ (Tranche B Term Loans)

$ (Revolving Loans)

Principal amount of Note payable to Assignor:	$ (Tranche A Term Loans) $ (Tranche B Term Loans)

$ (Revolving Loans)

Effective Date (if other than date of acceptance by Agent):	* , 20

Exh E-3

[NAME OF ASSIGNOR], as Assignor

By:
Title
Dated: , 20

[NAME OF ASSIGNEE], as Assignee

By:
Title:

Domestic Lending Office:

Eurodollar Lending Office:

*	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted [and Approved] **

this      day of                     , 20

TORONTO DOMINION (TEXAS) LLC, as Agent

By:
Title:

[Approved this      day of                     , 20

W&T OFFSHORE, INC.

By:
Name:
Title:

**	Required if the Assignee is an Transferee solely by reason of clause (b) of the definition of “Eligible Transferee”.

Exh E-4

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

Exh F-1

EXHIBIT G

FORM OF ISSUANCE REQUEST

Issuance Request

Toronto Dominion (Texas) LLC 31

West 52nd Street

New York, New York 10019

Attention:

Re: W&T Offshore, Inc.

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.11(b) of that certain Third Amended and Restated Credit Agreement dated as of                      , 2006 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms used herein have the meanings provided in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

The Borrower hereby requests that the Issuer issue a Letter of Credit on [Date] in the aggregate Stated Amount of                      [and in the form attached hereto].4

The beneficiary of the requested Letter of Credit will be                      , and such Letter of Credit will be in support of the [Provide Description] and will have a Stated Expiry Date of [Date]. The following documents will be required upon presentation: [Provide Description]

Attached hereto is an executed copy of an [Application for Letter of Credit]

[4]	Include where the Borrower is providing the form of Letter of Credit requested to be issued.

Exh G-1

IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered by its duly authorized officer this      day of                      , 20     .

BORROWER:

W&T OFFSHORE, INC.

By:
Name:
Title:

Address:	Eight Greenway Plaza
Suite 1330
Houston, TX 70046

Telephone:	(713) 626-8525
Fax:	(713) 626-8527

Exh G-2

FIRST AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Amendment”), dated effective as of June 9, 2006, is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the various financial institutions parties hereto, as lenders (collectively, the “Lenders”), TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Agent”) for the Lenders and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”). Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Agent and the Issuers have heretofore executed that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2006 (as from time to time amended, supplemented, restated or otherwise modified, including pursuant to this Amendment, the “Credit Agreement”); and

WHEREAS, parties hereto hereby intend to amend the Credit Agreement as follows:

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuers and the Agent hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a) Amendment of Section 1.1. The definition of “Eligible Transferee” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Eligible Transferee” means a Person which either (a) is an Issuer, a Lender or an Affiliate of Lender or an Approved Fund, or (b) is consented to as an Eligible Transferee by (i) Agent, (ii) with respect solely to transfers of Revolving Loans or Revolving Loan Commitments, each Issuer that has issued a Letter of Credit hereunder that remains outstanding, and (iii) so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee without the consent of Borrower if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

(b) Amendment of Section 10.6(b)(i). Clause (b)(i) of Section 10.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(i) Unless otherwise consented to in writing by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case shall be made in the sole and absolute discretion of Agent and Borrower, as applicable, (A) in the case of an assignment of Revolving Loans and Revolving Loan Commitments, (1) each such assignment shall apply to all Revolving Loans owing to the assignor and to the unused portion of the assignor Revolving Loan Commitments and (2) immediately after giving effect to such assignment, the assignor’s Revolving Loan Commitment shall not be less than $5,000,000 and the assignee’s Revolving Loan Commitment shall equal or exceed $5,000,000 (unless such assignor is assigning all of its Revolving Loan Commitments and Revolving Loans), (B) in the case of an assignment of Tranche A Term Loans and immediately after giving effect to such assignment, the assignor’s remaining Tranche A Term Loans shall not be less than $1,000,000 and the assignee’s Tranche A Term Loans shall equal or exceed $1,000,000 (unless such assignor is assigning all of its Tranche A Term Loans), and (C) in the case of an assignment of Tranche B Term Loans and immediately after giving effect to such assignment, the assignor’s remaining Tranche B Term Loans shall not be less than $1,000,000 and the assignee’s Tranche B Term Loans shall equal or exceed $1,000,000 (unless such assignor is assigning all of its Tranche B Term Loans or unless such assignment is to an Affiliate of such assignor or an Approved Fund administered or managed by such assignor or an Affiliate of such assignor).”

(c) Amendment of Section 10.6(b)(ii)(B). Clause (b)(ii)(B) of Section 10.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(B) as of the “Effective Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereafter deliver or make available to Borrower and each Lender one or more schedules showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders (provided that Agent shall not be required to deliver a schedule in respect of Tranche B Term Loans or Tranche B Term Loan Commitments or to any Tranche B Term Loan Lender unless and to the extent that Borrower so requests from time to time).”

2. Effectiveness. This Amendment shall be effective as of the date hereof, following the Agent’s receipt of this Amendment, duly executed by the Borrower, the Agent, the Issuers and the Required Lenders (the “Effective Date”).

3. Ratification of Amendment. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This Amendment is a Loan Document.

4. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

2

6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

7. Successors and Assigns. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and the respective successors, transferees and assigns.

[Remainder of page intentionally blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ W. Reid Lea
Name:	W. Reid Lea
Title:	Executive Vice President

TORONTO DOMINION (TEXAS) LLC,
as Agent and Lender

By:	/s/ Jim Bridwell
Name:	Jim Bridwell
Title:	Authorized Signatory

THE TORONTO-DOMINION BANK, as Issuer

By:	/s/ Jim Bridwell
Name:	Jim Bridwell
Title:	Authorized Signatory

LEHMAN COMMERCIAL PAPER INC.,
as Lender

By:	/s/ Maria M. Lund
Name: Maria M. Lund
Title: Authorized Signatory

FORTIS CAPITAL CORP.
as Issuer and Lender

By:	/s/ David Montgomery
Name: David Montgomery
Title: Senior Vice President

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

HARRIS NESBITT FINANCING, INC. f/k/a BMO NESBITT BURNS FINANCING, INC., as Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Vice President

BANK OF SCOTLAND,
as Lender

By:
Name:
Title:

NATEXIS BANQUES POPULAIRES,
as Lender

By:	/s/ Timothy L. Polvado
Name: Timothy L. Polvado
Title: Vice President & Group Manager

By:	/s/ Daniel Payer
Name: Daniel Payer
Title: Vice President

JPMORGAN CHASE BANK, N.A., successor-by-merger to BANK ONE, NA (Main Office – Chicago), as Issuer and Lender

By:	/s/ Charles Kingswell-Smith
Name: Charles Kingswell-Smith
Title: Managing Director

ROYAL BANK OF CANADA
as Lender

By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Stephen W. Warfel
Name: Stephen W. Warfel
Title: Director

AMEGY BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Mark A. Serice
Name: Mark A. Serice
Title: Vice President

BNP PARIBAS,
as Lender

By:	/s/ Russell Otts
Name: Russell Otts
Title: Vice President

By:	/s/ Robert Long
Name: Robert Long
Title: Vice President

GUARANTY BANK, FSB,
as Lender

By:	/s/ Chistopher J. Parada
Name: Chistopher J. Parada
Title: Senior Vice President

SUNTRUST BANK,
as Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

OFFSHORE ENERGY I LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

OFFSHORE ENERGY II LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

OFFSHORE ENERGY III LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

GULF OF MEXICO OIL AND GAS PROPERTIES LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

W&T ENERGY V, LLC

By:	/s/ W. Reid Lea
Name: W. Reid Lea
Title: Authorized Representative

SECOND AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Amendment”), dated effective as of July 27, 2006, is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the various financial institutions parties hereto, as lenders (collectively, the “Lenders”), TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Agent”) for the Lenders and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”). Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Agent and the Issuers have heretofore executed that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2006, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 9, 2006 (as from time to time amended, supplemented, restated or otherwise modified, including pursuant to this Amendment, the “Credit Agreement”); and

WHEREAS, parties hereto hereby intend to amend the Credit Agreement as follows:

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuers and the Agent hereby agree as follows:

1. Amendment to Section 7.14 of Credit Agreement. Section 7.14 of the Credit Agreement is amended by replacing the word “greater” in the third line with the word “less”.

2. Effectiveness. This Amendment shall be effective as of the date hereof, following the Agent’s receipt of this Amendment, duly executed by the Borrower, the Agent and the Required Lenders (the “Effective Date”).

3. Ratification. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This Amendment is a Loan Document.

4. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

7. Successors and Assigns. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and the respective successors, transferees and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ Tracy W. Krohn
Name:	Tracy W. Krohn
Title:	Chief Executive Officer

TORONTO DOMINION (TEXAS) LLC,
as Agent and Lender

By:	/s/ Jim Bridwell
Name:	Jim Bridwell
Title:	Authorized Signatory

THE TORONTO-DOMINION BANK, as Issuer

By:	/s/ Jim Bridwell
Name:	Jim Bridwell
Title:	Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as Lender

By:	/s/ Maria M. Lund
Name:	Maria M. Lund
Title:	Authorized Signatory

FORTIS CAPITAL CORP. as Issuer and Lender

By:	/s/ Trond Rokholt
Name:	Trond Rokholt
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Senior Vice President

HARRIS NESBITT FINANCING, INC. f/k/a BMO NESBITT BURNS FINANCING, INC.,
as Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Vice President

BANK OF SCOTLAND, as Lender

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Assistant Vice President

NATEXIS BANQUES POPULAIRES, as Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Vice President & Group Manager

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Vice President & Group Manager

JPMORGAN CHASE BANK, N.A., successor-by-merger to BANK ONE, NA (Main Office – Chicago), as Issuer and Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Vice President

ROYAL BANK OF CANADA
as Lender

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Lender

By:	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Director

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President, Energy Lending

BNP PARIBAS, as Lender

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Vice President

GUARANTY BANK, FSB, as Lender

By:	/s/ Christopher S. Parada
Name:	Christopher S. Parada
Title:	Senior Vice President

SUNTRUST BANK,
as Lender

By:	/s/ Sean M. Roche
Name:	Sean M. Roche
Title:	Vice President

By:	/s/ James M. Warren
Name:	James M. Warren
Title:	Managing Director

RAYMOND JAMES BANK, FSB, as Lender

By:	/s/ Thomas F. Macina
Name:	Thomas F. Macina
Title:	Senior Vice President

ATRIUM V, as Lender

By:	/s/ David H. Lerner
Name:	David H. Lerner
Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED:

OFFSHORE ENERGY I LLC

By:	/s/ Tracy W. Krohn
Name: Tracy W. Krohn
Title: Authorized Representative

OFFSHORE ENERGY II LLC

By:	/s/ Tracy W. Krohn
Name: Tracy W. Krohn
Title: Authorized Representative

OFFSHORE ENERGY III LLC

By:	/s/ Tracy W. Krohn
Name: Tracy W. Krohn
Title: Authorized Representative

GULF OF MEXICO OIL AND GAS PROPERTIES LLC

By:	/s/ Tracy W. Krohn
Name: Tracy W. Krohn
Title: Authorized Representative

W&T ENERGY V, LLC

By:	/s/ Tracy W. Krohn
Name: Tracy W. Krohn
Title: Authorized Representative

ARES ENHANCED LOAN INVESTMENT STRATEGY II, LTD., as Lender

By:	Ares Enhanced Loan Management II, L.P., Investment Manager

By:	Ares Enhanced Loan GP II, LLC Its General Partner

By:	/s/ David A. Sachs
Name:	David A. Sachs
Title:	Vice President

Ares X CLO Ltd., as Lender

By:	Ares CLO Management X, L.P.,
Investment Manager

By:	Ares CLO GP X, LLC,
Its General Partner

By:	/s/ David A. Sachs
Name:	David A. Sachs
Title:	Vice President

Ares VIR CLO Ltd., as Lender

By:	Ares CLO Management VIR, L.P.,
Investment Manager

By:	Ares CLO GP VIR, LLC,
Its General Partner

By:	/s/ David A. Sachs
Name:	David A. Sachs
Title:	Vice President

CONFLUENT 2 LIMITED, as Lender
By: Ares Private Account Management I, L.P., as Sub-Manager

By: Ares Private Account Management I GP, LLC, as General Partner

By: Ares Management LLC, as Manager

By:	/s/ David A. Sachs
Name:	David A. Sachs
Title:	Vice President

CLASSIC CAYMAN B.D. LIMITED, as Lender

By:	/s/ Janet Wolff
Name:	Janet Wolff
Title:	Authorized Signatory

By:	/s/ John Fitzgerald
Name:	John Fitzgerald
Title:	Authorized Signatory

GRAND CENTRAL ASSET TRUST, BDC SERIES,
as Lender

By:	/s/ Roy Hykal
Name:	Roy Hykal
Title:	Attorney-in-fact

CYPRESSTREE CLAIF FUNDING LLC, as Lender

By:	/s/ Anna M. Tallent
Name:	Anna M. Tallent
Title:	Assistant Vice President

DUNES FUNDING LLC, as Lender

By:	/s/ Anna M. Tallent
Name:	Anna M. Tallent
Title:	Assistant Vice President

HARBOUR TOWN FUNDING LLC, as Lender

By:	/s/ Anna M. Tallent
Name:	Anna M. Tallent
Title:	Assistant Vice President

SANKATY ADVISORS, LLC as Collateral Manager for a A VERY POINT CLO, LTD., as Term Lender, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

SANKATY ADVISORS, INC., as Collateral Manager for Brant Point CBO 1999-1 LTD., as Term Lender,
as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Chatham Light II CLO, Limited, by Sankaty Advisors LLC, as Collateral Manager, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Katonah III, Ltd. By Sankaty Advisors LLC as Sub-Advisors, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Sankaty Advisors, LLC as Collateral
Manager for Prospect Funding I,
LLC as Term Lender, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Sankaty Advisors, LLC as Collateral
Manager for Race Point CLO,
Limited, as Term Lender, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Sankaty Advisors, LLC as Collateral
Manager for Race Point II CLO,
Limited, as Term Lender, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Sankaty Advisors, LLC as Collateral
Manager for Race Point III, CLO
Ltd, as Term Lender, as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Sankaty High Yield Partners, II, L.P., as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

Sankaty High Yield Partners, III, L.P., as Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

MC DONNELL LOAN OPPORTUNITY LTD.
By: Mc Donnell Investment Management, LLC. as Investment Manager, as Lender

By:	/s/ Kathleen A. Zam
Name:	Kathleen A. Zam
Title:	Vice President

GANNETT PEAK CLO I, LTD
By: Mc Donnell Investment Management, LLC, as Investment Manager, as Lender

By:	/s/ Kathleen A. Zam
Name:	Kathleen A. Zam
Title:	Vice President

Canadian Imperial Bank of Commerce, as Lender

By:	/s/ John O’ Dowd
Name:	John O’ Dowd
Title:	Authorized Signatory

By:	/s/ Gerald J. Carlos
Name:	Gerald J. Carlos
Title:	Authorized Signatory

Blue Shield of California, as Lender

By:	/s/ David Ardini
Name:	David Ardini
Title:	Vice President

Franklin CLO IV, Limited,
as Lender

By:	/s/ David Ardini
Name:	David Ardini
Title:	Vice President

Franklin Floating Rate Daily Access Fund, as Lender

By:	/s/ Richard Hsu
Name:	Richard Hsu
Title:	Assistant Vice President

Franklin Floating Rate Master Series, as Lender

By:	/s/ Richard Hsu
Name:	Richard Hsu
Title:	Assistant Vice President

SENIOR DEBT PORTOFOLIO
By: Boston Management and Research, as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE SENIOR INCOME TRUST
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE CDO VI LTD.
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE CDO VIII LTD.
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

GRAYSON & CO
By: Boston Management and Research as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

THE NORINCHUKIN BANK, NEW YORK BRANCH, through State Street Bank and Trust Company N.A. as Fiduciary Custodian
By: Eaton Vance Management, Attorney-in-fact, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE
VT FLOATING-RATE INCOME FUND
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE Limited Duration Income Fund
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE SENIOR
FLOATING-RATE TRUST
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE FLOATING-RATE INCOME TRUST
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

EATON VANCE VARIABLE LEVERAGE FUND LTD.
By: Eaton Vance Management as Investment Advisor, as Lender

By:	/s/ Scott H. Page
Name:	Scott H. Page
Title:	Vice President

Sparks CBNA Loan Funding LLC, as Lender

By:	/s/ Roy Hykal
Name:	Roy Hykal
Title:	Attorney-in-fact